                                                                   EXHIBIT 4.10A

DATE:     3 OCTOBER, 2004

PARTIES:

(1)    THE SEVERAL PERSONS whose respective names and addresses are set out in column 1 of part 3 of schedule 1 (together the "SELLERS");

(2)    LIPMAN ELECTRONIC ENGINEERING (UK) LIMITED a company incorporated under the laws of England with registered number 04476161 and having its registered office at 37 Broadhurst Gardens, London NW6 3QT (the
       "PURCHASER"); and

(3)    LIPMAN ELECTRONIC ENGINEERING LIMITED a company incorporated under the laws of Israel and having its principal place of business at 11 Haamal
       Street, Park Afek, Rosh Haayin, Israel 48092 (the "GUARANTOR").

RECITALS:

(A)    The Sellers are the legal and beneficial owners of 10,000,000 ordinary shares and 1,156,500 series B preference shares, particulars of which are set out in part 1 of schedule 1.

(B)    The Sellers have agreed to sell and the Purchaser has agreed to purchase the Sellers' Shares on the terms and subject to the conditions set out in this agreement.

(C)    The Guarantor has agreed to guarantee the obligations of the Purchaser to the Sellers pursuant to the terms of clause 30 of this agreement.

IT IS AGREED as follows:

1.     INTERPRETATION

1.1    Defined terms

       In this agreement, the following words and expressions shall have the following meanings:

       "2005 EBITDA" means the EBITDA of the Group for the Financial Year ended
       31 December, 2005, as derived from the 2005 US GAAP Accounts;

       "2005 EBITDA TARGET" means the amount of (pound)7,000,000;

       "2005 EBITDA TOLERANCE FIGURE" means the amount of (pound)6,510,000;

       "2005 US GAAP ACCOUNTS" means financial statements of the Company for the
       Financial Year ending 31 December 2005 comprising a profit and loss account and cash flow statement of the Company in respect of that
       Financial Year and a balance sheet of the Company as at the end of that
       Financial Year and a statement of changes in shareholders' equity, prepared in accordance with US GAAP;

       "2006 EBITDA" means the EBITDA of the Group for the Financial Year ended
       31 December, 2006, as derived from the 2006 US GAAP Accounts;

       "2006 EBITDA TARGET" means the amount of (pound)8,000,000;

       "2006 EBITDA TOLERANCE FIGURE" means the amount of (pound)7,680,000;

       "2006 US GAAP ACCOUNTS" means financial statements of the Company for the
       Financial Year ending 31 December 2006 comprising a profit and loss account and cash flow statement of the Company in respect of that
       Financial Year and a balance sheet of the Company as at the end of that
       Financial Year and a statement of changes in shareholders' equity, prepared in accordance with US GAAP;

       "ACCOUNTING DATE" means in relation to any Financial Year of any member of the Group, the last day of that Financial Year;

       "ACCOUNTS" means in relation to any Financial Year of any member of the
       Group:

       (1)  the audited balance sheets of each member of the Group as at the
            Accounting Date in respect of that Financial Year; and

       (2)  the audited profit and loss accounts and cash flow statements of each member of the Group in respect of that Financial Year;

       together in each case with all notes, reports and statements required by law or Relevant UK Accounting Standards to be included in or annexed to them;

       "AFFILIATES" means, in relation to any individual, a person connected
       (within the meaning of section 839 of the Taxes Act) with that individual;

       "BARCLAYS DISPUTE" means any claim by Barclays Bank plc against the
       Company arising from the alleged failure by the Company to deliver software for and supply "Xchequer Terminals" for Barclays Dynamic
       Currency Conversion project;

       "BBA LIBOR" means the British Bankers' Association fixing of LIBOR;

       "BUSINESS DAY" means a day (excluding Friday and Saturday) on which banks generally are open in the City of London and Tel Aviv for the transaction of normal banking business;

       "CA85" means the Companies Act 1985;

       "CASH" means cash in hand, cash at bank, uncleared bank lodgements, cash in transit or credited to any account with a financial institution including, for the avoidance of doubt, any cash on time deposits;

       "CHAPS" means the clearing houses automated payment system or any other method of electronic transfer for same-day value;

       "CHARGES" means the mortgages and charges detailed in schedule 1;

       "CLAIM" means any claim made by the Purchaser against the Sellers under any of the Transaction Documents including in particular (but without prejudice to the generality of the foregoing) any claim for breach of the
       Warranties or under the Tax Deed;

       "COMPANIES ACTS" means CA85, Part V of the Criminal Justice Act 1993, the
       Companies Consolidation (Consequential Provisions) Act 1985 and the
       Companies Act 1989;

       "COMPANY" means Dione plc, a public company limited by shares and incorporated in England and Wales, short particulars of which are set out in part 1 of schedule 1;

       "COMPETENT AUTHORITY" means any legal person or body with judicial, administrative or regulatory sanctions or otherwise acting under
       Environmental Laws;

       "COMPLETION" means completion of the sale and purchase of the Shares in accordance with clause 5;

       "COMPLETION CASH" means, in respect of the Company, its total Cash as at the close of business on the Completion Date, as derived from the
       Completion Net Working Capital Statement;

       "COMPLETION DATE" means the date upon which Completion is required to take place in accordance with clause 5.1;

       "COMPLETION NET WORKING CAPITAL" means, in respect of the Company, its
       Net Working Capital as at the close of business on the Completion Date, as derived from the Completion Net Working Capital Statement;

       "COMPLETION NET WORKING CAPITAL STATEMENT" means the statement of Net
       Working Capital of the Company as at the close of business on the
       Completion Date, which shall be drawn up in the form shown in part 2 of schedule 8 and otherwise prepared, reviewed and confirmed in accordance with part 1 of schedule 8;

       "CONFIDENTIAL INFORMATION" means Know-How, trade secrets and other information of a confidential nature (including, without limitation, all proprietary technical, industrial and commercial information and techniques in whatever form held, such as paper, electronically stored data, magnetic media film and microfilm or orally);

       "CONSIDERATION SHARES" means any Lipman Shares to be issued and/or allotted pursuant to clause 4.4;

       "DEFERRED CONSIDERATION" means any amounts payable to the Sellers pursuant to clauses 4.1, 4.2 or 4.3 together with the Consideration
       Shares;

       "DEFERRED CONSIDERATION PAYMENT DATE" means a date upon which any
       Deferred Consideration falls due to be paid (or in the case of the
       Consideration Shares issued and/or allotted) to the Sellers;

       "DIRECTORS" means the persons listed as directors of the Company and each
       Subsidiary in parts 1 and 2 of schedule 1;

       "DISCLOSED" means fairly disclosed by the Disclosure Letter and
       "DISCLOSURE" shall be construed accordingly;

       "DISCLOSURE LETTER" means the letter in the agreed form of the same date as this agreement (including the contents of any schedule or appendix thereto) from the Sellers to the Purchaser and the Guarantor together with all documents annexed to it (being the "Disclosure Bundle" as defined in such letter);

       "DISTRIBUTION AGREEMENTS" means: (i) distribution agreements entered into by the Company in its standard form; (ii) value added reseller agreements entered into by the Company in its standard form; (iii) the distribution agreement between the Company and Smarts Concepts B.V.; (iv) the distribution agreement between the Company and AXA a.s.; (v) the distribution agreement between the Company and ITD Polska SP ZOO; (vi)
       the distribution agreement between the Company and DigiPos Systems, and
       (vi) the distribution agreement between the Company and Bentas a.s;

       "EARN-OUT ACCOUNTS" means one or both of the 2005 US GAAP Accounts and the 2006 US GAAP Accounts (as the context may require);

       "EBITDA" means the profit of the Group for the relevant Financial Year:

       (a)  before any deduction of corporation tax or other taxes on income or gains;

       (b)  before any deduction for interest payable;

       (c)  after deducting (to the extent otherwise included) interest receivable;

       (d)  excluding extraordinary non-operating items;

       (e)  after adding back or deducting, as the case may be, the amount of any loss or gain against book value arising on a disposal of any asset (other than stock disposed of in the ordinary course of trading) during that Financial Year to the extent included in arriving at EBITDA for that Financial Year;

       (g)  before deducting amortisation of any goodwill or any intangible assets;

       (h)  before deducting any depreciation on fixed assets; and

       (i)  for the avoidance of doubt after any movement in provisions in the relevant Financial Year (other than movements that relate to amortisation or depreciation);

       "ENCUMBRANCE" means any mortgage, charge, pledge, lien, restriction, assignment, hypothecation, security interest, title retention or any other agreement or arrangement the effect of which is the creation of security, or any other interest, equity or other right of any person
       (including any right to acquire, option, right of first refusal or right of pre-emption), or any agreement or arrangement to create any of the same and "UNENCUMBERED" and "ENCUMBER" shall be construed accordingly;

       "ENVIRONMENT" means any and all organisms (including man), ecosystems, property and the following media:

       (1)  air (including the air within buildings);

       (2)  water (including water under or within land or in drains or sewers and coastal and in-land waters); and

       (3)  land (including land under water),

       as defined within Environmental Laws;

       "ENVIRONMENTAL AGREEMENTS" means any and all leases or licences or other agreements (including property leases) which are binding on the Company but only to the extent that they relate, either wholly or in part, to the presence of Hazardous Matter and/or the protection of the Environment and/or the prevention of Harm, as defined within Environmental Laws;

       "ENVIRONMENTAL LAWS" means any and all laws, whether civil, criminal or administrative applicable to the Company, the Properties and/or the
       Former Properties and/or the conduct of the business of the Company and which have as a purpose or effect the protection of the Environment and/or the prevention of Harm and/or the provision of remedies in respect of Harm, including (without limitation) European Community or European
       Union and/or concerning health and safety matters regulations, directives, decisions and recommendations, statutes and subordinate legislation, regulations, orders, Permits, Environmental Agreements, guidance notes (to the extent they have effect at law), common-law, local laws and by-laws and judgments, notices, orders, directions, instructions or awards of any Competent Authority;

       "FINANCIAL YEAR" shall be construed in accordance with s223 CA85;

       "FORMER PROPERTIES means all land and premises previously used by the
       Company or under the past ownership, occupation or control of the Company and shall exclude the Properties;

       "GE CAPITAL" means G.E. Capital Equity Investments Limited whose registered address is at Century Yard, Cricket Square, Hutchins Drive, PO
       Box 2681 GT, George Town, Grand Cayman, Cayman Islands, British West
       Indies;

       "GE CONSIDERATION" means US$21,000,000;

       "GE DIRECTORS" means Sherwood Perry Dodge and Jennifer Marie Buckley;

       "GE SHARES" means the 2,307,700 series A preference shares of (pound)0.01 each and the 343,500 series B preference shares of (pound)0.01 in the capital of the Company legally and beneficially owned by GE Capital;

       "GE SHARE PURCHASE AGREEMENT" means the agreement for the sale and purchase of the GE Shares, to be entered into between the Purchaser and
       GE Capital on or before the date of this agreement;

       "GROUP" means the group of companies comprising the Company and the
       Subsidiaries and "MEMBER OF THE GROUP" shall be construed accordingly;

       "HARM" means harm or damage to, or other harmful interference with, the
       Environment and includes any detrimental effects on the health of living organisms or other interference with the ecosystems of which they form part and, in the case of humans, includes offence caused to any of their senses or harm or damage to their property for which the Company may be liable under the Environmental Laws;

       "HAZARDOUS MATTER" means any substance, material, liquid, solid, gas or other matter of whatsoever nature, which is an actual or likely cause of or is otherwise capable of causing Harm or is regulated under
       Environmental Laws;

       "INITIAL CONSIDERATION" means US$48,000,000, minus the Retained
       Consideration;

       "INDEBTEDNESS" means, in respect of any company or other entity, any borrowing or indebtedness in the nature of borrowing (including any indebtedness for monies borrowed or raised under any bank or third party guarantee, acceptance credit, bond, note, bill of exchange or commercial paper, letter of credit, finance lease, hire purchase agreement, forward sale or purchase agreement or conditional sale agreement or other transaction having the commercial effect of a borrowing and all finance, loan and other obligations of a kind required to be included in the balance sheet of a company or other entity pursuant to Relevant UK
       Accounting Standards);

       "INSURANCE POLICIES" means each current insurance and indemnity policy in respect of which each member of the Group has an interest (including any active historic policies which provide cover on a losses occurring basis);

       "INTELLECTUAL PROPERTY" means rights in and in relation to Confidential
       Information, trade marks, service marks, trade and business names, logos and get up (including any and all goodwill associated with or attached to any of the same), domain names, patents, patent applications, inventions
       (whether or not patentable), registered designs, design rights, copyrights (including, without limitation, rights in software) and moral rights, database rights, semi-conductor topography rights, utility models and all rights or forms of protection having an equivalent or similar nature or effect anywhere in the world, whether registered, unregistered or registrable (including, where applicable, all applications for registration) and the right to sue for damages for past and current infringement (including passing off and unfair competition) in respect of any of the same;

       "ISSUE PRICE" is defined in clause 4.4;

       "KNOW-HOW" means all unpatented, secret, substantial and identified know-how, expertise, technical or other information including, without limitation, all related ideas, concepts, methods, inventions, discoveries, data, formulae, processes, methods, techniques and specifications;

       "LAST ACCOUNTING DATE" means 31 December 2003;

       "LAST ACCOUNTS" means the Accounts in respect of the Financial Year ended on the Last Accounting Date true copies of which are annexed to the
       Disclosure Letter;

       "LIBOR" means, in relation to any relevant period and any relevant sum, the rate per annum at which Dollar deposits for such period and in an amount comparable to such sum were or would be offered by prime banks in the London inter bank market at or about 11:00 a.m. (London time) on the
       Quotation Date for such period;

       "LIPMAN SHARES" means ordinary shares, of par value NIS 1 per share, in the capital of the Guarantor;

       "LOAN NOTE INSTRUMENT" means the loan note instrument in the agreed form, pursuant to which Loan Notes guaranteed by the Guarantor may be issued by the Purchaser to the Sellers in accordance with clause 4.7;

       "LOAN NOTES" means the loan notes as constituted by the Loan Note
       Instrument;

       "LOSSES" includes, in respect of any matter, event or circumstance, all demands, claims, actions, proceedings, damages, payments, fines, penalties, losses, costs (including legal costs), expenses (including taxation), disbursements or other liabilities in any case of any nature whatsoever;

       "MANAGEMENT ACCOUNTS" means the unaudited balance sheet of each member of the Group as at 31 August, 2004 and the unaudited profit and loss account of each member of the Group for each of the monthly periods from the Last
       Accounting Date to 31 August, 2004 inclusive in the agreed form;

       "MANAGERS" means each of Shaun Gray, Richard Goodlad, Andrew Dark,
       Enrique Garrido-Gadea, Peter Wignall, Alec Harrow and Juhani Maattola;

       "NASDAQ" means the Nasdaq National Market;

       "NET WORKING CAPITAL" means (1) the sum of the Company's Trade
       Receivables, Cash, Stock, Prepayments and sundry debtors, less (2) the sum of the Company's Trade Payables, Indebtedness, other current liabilities (including Tax liabilities) and short and long term provisions, including warranty provisions;

       "PERMITS" means any and all licences, consents, permits, registrations, filings, exemptions, approvals, authorisations or the like, made or issued pursuant to or under, or required by, Environmental Laws for the lawful carrying on of the business of the Company;

       "PERMITTED SECURITY INTERESTS" means any retention of title or similar arrangement, or any lien the existence of which has not been notified to the Company, in each case arising in the ordinary course of business;

       "PLANNING ACTS" means the Town and Country Planning Act 1990, the
       Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning
       (Hazardous Substances) Act 1990, the Planning (Consequential Provisions)
       Act 1990 and the Planning and Compensation Act 1991 and the Rules,
       Regulations and Orders made under them or continued by them as they apply at Completion;

       "PREPAYMENTS" means prepayments made by the Group prior to the Completion
       Date, determined in accordance with the provisions of paragraph 2 of part
       1 of schedule 8;

       "PROCEEDINGS" means any proceedings, suit or action arising out of or in connection with this agreement;

       "PROPERTIES" means the property or properties short particulars of which are set out in schedule 6;

       "PURCHASER'S GROUP" means the group of companies comprising the
       Purchaser, any holding company from time to time of the Purchaser and any subsidiary of the Purchaser (including, following Completion, any member of the Group) or of any such holding company and "MEMBER OF THE
       PURCHASER'S GROUP" shall be construed accordingly;

       "PURCHASER'S SOLICITORS" means Baker & McKenzie of 100 New Bridge Street,
       London EC4V 6JA;

       "QUOTATION DATE" means, in relation to any relevant period, the day on which quotations would ordinarily be given by prime banks in the London inter-bank market for deposits in Dollars for (and for delivery on the first day of) that period, PROVIDED that if there is more than one such day the Quotation Date shall be the latest such day;

       "RELEVANT UK ACCOUNTING STANDARDS" means, in relation to any Accounts or
       Management Accounts or any balance sheet or profit and loss account of any company or other entity, any of the following in force on the relevant Accounting Date or the date of those Management Accounts, such balance sheet or profit and loss account, namely any applicable Statement of Standard Accounting Practice, Financial Reporting Standard, Urgent
       Issues Task Force Abstract or Statement of Recommended Practice issued by the UK Accounting Standards Board (or any successor body) or any committee of it or body recognised by it and, to the extent that any member of the Group is not required to comply with any of the foregoing, the relevant accounting standards applicable to that member of the Group;

       "RELEVANT EMPLOYEE" means any employee of the Company at the date of this agreement whose employment agreement with the Company contains a requirement upon the Company to give such employee no less than six months' prior notice of termination;

       "RESIGNING DIRECTORS" means the GE Directors, Gwilym Davies, Patrick
       Schwager-Jones and Kai Juhani Karttunen;

       "RETAINED CONSIDERATION" means the amount of US$2,000,000;

       "SELLERS' SHARES" means the shares in the capital of the Company legally and beneficially owned by the Sellers details of which are set out in column 2 of part 3 of schedule 1;

       "SELLERS' SOLICITORS" means Fox Williams Solicitors, of Ten Dominion
       Street, London, EC2M 2EE;

       "SENIOR MANAGEMENT" means each director of the Company (other than the GE
       Directors) immediately prior to Completion and each Manager;

       "SERVICE DOCUMENT" means a document relating to or in connection with any
       Proceedings;

       "SHAREHOLDER GUARANTEES" means all guarantees, indemnities, counter-indemnities and letters of comfort of any nature whatsoever (1)
       given to any third party by any member of the Group in respect of a liability of any of the Sellers or any Affiliate of any of the Sellers or
       (2) given to any third party by any of the Sellers or any Affiliate of the Sellers in respect of a liability of any member of the Group;

       "SHAREHOLDER INDEBTEDNESS" means all Indebtedness outstanding between any member of the Group and any of the Sellers or any Affiliate of the
       Sellers;

       "SHARES" means the entire issued share capital of the Company as shown in part 1 of schedule 1;

       "STOCK" means all stock of the Group as at the Completion Date, determined in accordance with the provisions of paragraph 2 of part 1 of schedule 8;

       "SUBSIDIARIES" means the companies details of which are given in part 2 of schedule 1 and any reference to a Subsidiary is a reference to any of them;

       "TARGET CASH" means the sum of (pound)2,000,000 in Cash;

       "TARGET NET WORKING CAPITAL" means the sum of (pound)820,000;

       "TAX" means all forms of taxation, withholdings, duties, imposts, levies, social security contributions and rates imposed, assessed or enforced by any local, municipal, governmental, state, federal or other body or authority in the United Kingdom or elsewhere and any interest, penalty, surcharge or fine in connection therewith;

       "TAX AUTHORITY" means any Tax authority or other authority competent to impose, assess or enforce any liability to Tax whether in the United
       Kingdom or elsewhere;

       "TAX DEED" means the deed relating to Tax in the form set out in schedule
       10;

       "TAXES ACT" means the Income and Corporation Taxes Act 1988;

       "TRADE PAYABLES" means the trade accounts payable of the Group as at the
       Completion Date, determined in accordance with paragraph 2 of part 1 of schedule 8;

       "TRADE RECEIVABLES" means the trade accounts receivable of the Group as at the Completion Date, determined in accordance with paragraph 2 of part
       1 of schedule 8;

       "TRANSACTION DOCUMENTS" means this agreement, the Loan Note Instrument and the Tax Deed;

       "US GAAP" means generally accepted accounting principles and practices in the United States as in effect from time to time;

       "VATA" means the Value Added Tax Act 1994; and

       "WARRANTIES" means the representations and warranties given in clause 9 and schedule 3.

1.2    All references to statutes, statutory provisions, enactments, EU
       Directives or EU Regulations shall include references to any consolidation, re-enactment, modification or replacement of the same
       (made and effective prior to Completion), any statute, statutory provision, enactment, EU Directive or EU Regulation of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force prior to Completion under any of the same.

1.3    A company or other entity shall be a "HOLDING COMPANY" for the purposes of this agreement if it falls within either the meaning attributed to that term in ss736 and 736A CA85 or the meaning attributed to the term
       "PARENT UNDERTAKING" in s258 CA85, and a company or other entity shall be a "SUBSIDIARY" for the purposes of this agreement if it falls within either the meaning attributed to that term in ss736 and 736A CA85 or the meaning attributed to the term "SUBSIDIARY UNDERTAKING" in s258 CA85, and the terms "SUBSIDIARIES" and "HOLDING COMPANIES" are to be construed accordingly.

1.4    Any reference to a document in the "AGREED FORM" is to the form of the relevant document in the terms agreed between the Sellers and the
       Purchaser prior to the execution of this agreement and signed or initialled for identification purposes only by or on behalf of the
       Sellers and the Purchaser (in each case with such amendments as may be agreed by or on behalf of the Sellers and the Purchaser).

1.5    References to this agreement include the recitals and schedules which form part of this agreement for all purposes. References in this agreement to the parties, the recitals, schedules and clauses are references respectively to the parties and their legal personal representatives, successors and permitted assigns, the recitals and schedules to and clauses of this agreement.

1.6    Save where specifically required or indicated otherwise:

1.6.1       words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing
            corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof;

1.6.2       references to a person shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality. References to a company shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established;

1.6.3       references to the word "INCLUDE" or "INCLUDING" (or any similar term) are not to be construed as implying any limitation;

1.6.4       references to any English statutory provision or legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or other legal concept, state of affairs or thing shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English statutory provision or legal term or other legal concept, state of affairs or thing;

1.6.5       any reference to "WRITING" or "WRITTEN" includes any method of reproducing words or text in a legible and non-transitory form but, for the avoidance of doubt, shall not include e-mail;

1.6.6       references to "INDEMNIFY" and to "INDEMNIFYING" any person against any Losses by reference to any matter, event or circumstance includes indemnifying and keeping that person indemnified against all Losses from time to time made, suffered or incurred as a direct or indirect consequence of or which would not have arisen but for that matter, event or circumstance;

1.6.7       references to "STERLING" or "(POUND)" or "POUNDS" are to the lawful currency of the United Kingdom as at the date of this agreement.
            References to "EURO" or "(EURO)" are to the single currency of the
            European Union constituted by the Treaty on European Union.
            References to "DOLLARS" or "US$" are to the lawful currency of the
            United States as at the date of this agreement; and

1.6.8       references to times of the day are to that time in London and references to a day are to a period of 24 hours running from midnight to midnight.

1.7    Clause and paragraph headings and the table of contents are inserted for ease of reference only and shall not affect construction.

1.8    Section 839 Taxes Act is to apply to determine whether one person is connected with another for the purposes of this agreement.

1.9    Where any statement is qualified by the expression "to the best of the knowledge of the Sellers" or "so far as the Sellers are aware" or any similar expression, the Sellers shall be deemed to have knowledge of:

1.9.1       anything of which the Sellers have knowledge; and

1.9.2       anything of which they would have had knowledge had they made due and careful enquiry of the Senior Management immediately before giving the statement.

2.     SALE AND PURCHASE OF SHARES

2.1    Sale and purchase of Shares

2.1.1       Each Seller shall at Completion sell the entire legal and beneficial ownership in the Shares listed opposite his name in column 2 of part
            3 of schedule 1 free from all Encumbrances and the Purchaser
            (relying on the Warranties and the other obligations of the Sellers under this agreement) shall purchase the same at Completion.

2.1.2       Each Seller covenants with the Purchaser that they have now and at all times up to and at Completion shall have full power and the right to sell and transfer the legal

          and beneficial title in the Shares listed opposite his name in column
          2 of part 3 of schedule 1 on the terms set out in this agreement.

2.2    The Sellers' Shares shall be sold together with all rights now or hereafter attaching to them, including all rights to any dividend or other distribution declared, made or paid after the date of this agreement.

2.3    Each Seller hereby irrevocably waives and agrees to procure the waiver of any restrictions on transfer (including rights of pre-emption) which may exist in relation to the Shares listed opposite his name in column 2 of part 3 of schedule 1, whether under the articles of association of the
       Company or otherwise.

2.4    The Purchaser shall not be obliged to complete the purchase of any of the
       Sellers' Shares unless the sale of all the Sellers' Shares is completed simultaneously in accordance with this agreement.

2.5    Each Seller covenants with the Purchaser that the Company is the sole legal and beneficial owner of the whole of the issued share capital of each Subsidiary free from all Encumbrances.

2.6    The Sellers warrant and represent to the Purchaser that all principal amounts of Shareholder Indebtedness have been repaid in full prior to
       Completion.

2.7    To the extent that any interest element of the Shareholder Indebtedness owing from the Company to the Sellers remains unpaid at Completion, the
       Sellers (and the Sellers shall procure that the Sellers' Affiliates shall do the same) hereby agree to irrevocably waive any right or entitlement, and release the Company from any obligation to pay, such unpaid interest.

2.8    The Purchaser and the Guarantor warrant to the Sellers that as at the date of this agreement:

2.8.1       each has full power and authority to enter into and perform the
            Transaction Documents and each of the Transaction Documents constitutes binding obligations on it, in accordance with their terms, subject to any principles of equity or insolvency law; and

2.8.2       compliance with the terms of the Transaction Documents does not conflict with or constitute a default under:

2.8.2.1          any provision of any agreement or instrument to which the
                 Guarantor or the Purchaser is a party; or

2.8.2.2          any lien, lease, order, judgment, award, injunction, decree, ordinance or regulation by which the Guarantor or the Purchaser is bound.

3.     CONSIDERATION

3.1    The total price payable for the Shares shall be an amount not exceeding the aggregate of (a) the Initial Consideration, (b) the Retained
       Consideration, (c) such amounts (if any) as may be payable to the Sellers in accordance with clauses 4.1, 4.2 and 4.3; and (d) such number of Consideration Shares (if any) as may be required to be issued and/or allotted to the Sellers pursuant to clause 4.4.

3.2    The Initial Consideration shall be satisfied on Completion by payment in cash in accordance with paragraph 1 of part 3 of schedule 2.

3.3    Subject to clause 3.4, the Sellers shall be entitled to the Initial
       Consideration and the Retained Consideration (to the extent payable to the Sellers in accordance with clause 6) and the Deferred Consideration
       (to the extent payable to the Sellers in accordance with clause 4) in the proportions shown in column 3 of part 3 of schedule 1.

3.4    Any payments pursuant to clause 4.3 shall be paid to Scot Young and
       Tamares Capital Foundation in the ratio of 13.25:2.75 respectively and
       Tamares Capital Foundation only shall be entitled to any payment pursuant to clause 4.2 and any Consideration Shares to be issued pursuant to clause 4.4.

4.     EARN-OUT

4.1    Following the calculation of 2005 EBITDA, if 2005 EBITDA is equal to or exceeds the 2005 EBITDA Tolerance Figure the Purchaser shall pay to the
       Sellers additional consideration calculated on the following basis:

       X = US$16,000,000 x Y

       where:

       X = the aggregate additional consideration payable to the Sellers
       (inclusive of interest), expressed in US Dollars; and

       Y = the percentage of the 2005 EBITDA Target that 2005 EBITDA represents
       (expressed as a percentage) provided always that Y shall never be less than 93% and shall only exceed 100% in accordance with the next sentence.
       For every (pound)10,000,000 by which the 2005 EBITDA exceeds the 2005
       EBITDA Target, Y shall be increased by 0.001%.

4.2    Following the calculation of 2005 EBITDA, if 2005 EBITDA is equal to or exceeds the 2005 EBITDA Tolerance Figure the Purchaser shall pay to the
       Tamares Capital Foundation further additional consideration calculated on the following basis:

       X =  Y x Z

       where:

       X = the aggregate additional consideration payable to the Tamares Capital
       Foundation (inclusive of interest), expressed in US Dollars;

       Y = an amount equal to that portion of the interest element of the
       Shareholder Indebtedness owing from the Company to Tamares Capital
       Foundation which remains unpaid by the Company and is waived by Tamares
       Capital Foundation at Completion, but being no greater than
       (pound)820,000, expressed in US Dollars using an exchange rate of
       (pound)1/US$1.78; and

       Z = the percentage of the 2005 EBITDA Target that 2005 EBITDA represents
       (expressed as a percentage) provided always that Z shall never be less than 93% and shall only exceed 100% in accordance with the next sentence.
       For every (pound)10,000,000 by which the 2005 EBITDA exceeds the 2005
       EBITDA Target, Z shall be increased by 0.001%.

4.3    If both (a) 2005 EBITDA equals or exceeds the 2005 EBITDA Tolerance
       Figure, and (b) 2006 EBITDA equals or exceeds the 2006 EBITDA Tolerance
       Figure, the Purchaser shall pay to the Sellers further additional consideration on the following basis:

       X = (US$16,000,000 x Y) x Z

       where:

       X = the aggregate additional consideration payable to the Sellers
       (inclusive of interest) pursuant to this clause 4.3, expressed in US
       Dollars;

       Y = the percentage "Y" applied in calculating the additional consideration payable pursuant to clause 4.1; and

       Z = the percentage of the 2006 EBITDA Target that 2006 EBITDA represents
       (expressed as a percentage) provided always that Z shall never be less than 96% and shall only exceed 100% in accordance with the next sentence.
       For every (pound)10,000,000 by which the 2006 EBITDA exceeds the 2006
       EBITDA Target, Z shall be increased by 0.001%.

4.4    If both (a) 2005 EBITDA equals or exceeds the 2005 EBITDA Tolerance
       Figure, and (b) 2006 EBITDA equals or exceeds the 2006 EBITDA Tolerance
       Figure, in addition to the payment to which the Sellers are entitled pursuant to clause 4.3 on the same date that payment is made the
       Guarantor shall issue to Tamares Capital Foundation that number of Lipman
       Shares which shall be calculated as follows (rounded down to the nearest whole share):

                                        (US$10,500,000 x Y) x Z
       Number of Lipman Shares    =    ------------------------
                                            the Issue Price

       Where the Issue Price is the lower of US$24 and the average of the high and low prices of Lipman Shares as reported on NASDAQ on the last day prior to the date of this agreement on which NASDAQ was open for business; and

       Y = the percentage "Y" applied in calculating the additional consideration payable pursuant to clause 4.1; and

       Z = the percentage "Z" calculated in applying the further additional consideration payable pursuant to clause 4.3.

4.5    The 2005 EBITDA and the 2006 EBITDA shall be determined in accordance with the provisions of part 1 of schedule 7 and until such time as a final determination or determinations shall have been made in accordance with part 1 of schedule 7 the amounts payable (if any) under clause 4.7 below shall not be finalized.

4.6    The provisions of part 3 of schedule 7 shall have effect in relation to the Consideration Shares.

4.7    Any amounts payable pursuant to clauses 4.1, 4.2 or 4.3 shall be paid in cash or Loan Notes to the Tamares Capital Foundation (as the Tamares
       Capital Foundation shall, by prior written notice to the Purchaser, direct) and by the issue of Loan Notes to Scot Young within ten (10)
       Business Days after the date on which the relevant EBITDA shall be determined pursuant to clause 4.5 and part 1 of schedule 7 (but subject always to the provisions of part 2 (Set-Off) of schedule 7).

4.8    The Sellers shall, until 31 December, 2006, or until the final determination of 2005 EBITDA (in accordance with clause 4.5 above) if such amount is less than the EBITDA Tolerance Figure, be entitled to require the Purchaser to appoint to the board of directors of the Company as non-executive directors (the "Sellers' Directors") such number of persons as are equal to the sum of three less the number of Managers who are directors of the Company at the time of the proposed appointment, provided that the Sellers shall be entitled to appoint one Sellers'
       Director if the result of such sum is less than one. Scot Young shall be the first Sellers' Director. The Purchaser shall not exercise its right to remove Scot Young as a Sellers' Director except in the case of serious misconduct or serious breach of fiduciary duty on the part of Scot Young.
       The Sellers may from time to time require the Purchaser to remove a
       Sellers' Director and to appoint another person in his place as a
       Sellers' Director. The appointment of any person nominated from time to time by the Sellers to be appointed as a Sellers' Director shall be subject to the consent of the Purchaser, such consent not to be unreasonably withheld or delayed.

4.9    If, in accordance with clause 4.8, there is only one Sellers' Director, the Seller who is not represented by such Sellers' Director shall be entitled to appoint a board observer. Such observer shall be entitled to receive information provided to the directors for meetings of the board of directors and to attend, but not vote at, meetings of the board of directors of the Company. Meetings of the board of directors of the
       Company shall, for so long as the Sellers are entitled to appoint a
       Sellers' Director pursuant to clause 4.8, take place not less than once every three months. Such Seller may from time to time remove such observer and appoint another person in his place. The appointment of any person as an observer from time to time by such Seller shall be subject to the consent of the Purchaser, such consent not to be unreasonably withheld or delayed

4.10   Subject to clauses 4.8 and 4.11, the Sellers acknowledge and agree that nothing in this agreement or the other Transaction Documents shall prevent the Purchaser (in its capacity as shareholder) from exercising its rights of ownership in full or the directors of the Company from taking such actions as they may see fit in relation to the Company or its business, and that the Sellers shall have no contractual or other rights to influence or control the operation of the business of the Company or the exercise by the Purchaser of such rights or the taking by the directors of the Company of such actions.

4.11   As long as the trading of the Group indicates that the 2005 EBITDA
       Tolerance Figure and the 2006 EBITDA Tolerance Figure are achievable, the
       Purchaser undertakes not to take any action the primary intention of which is to prevent the Group from achieving those EBITDA targets
       (provided that this undertaking shall cease and determine if 2005 EBITDA is less than the 2005 EBITDA Tolerance Figure).

5.     COMPLETION

5.1    Completion shall take place on the date of signing of this agreement or on such other date as may be agreed in writing between the Purchaser and the Sellers.

5.2    Completion shall take place at the offices of the Purchaser's Solicitors when all (but not some only) of the events detailed in this clause 5 shall occur.

5.3    At Completion, the Sellers shall:

5.3.1       deliver (or cause to be delivered) to the Purchaser the items listed in part 1 of schedule 2 (the Purchaser receiving those items, where appropriate, as agent of the Company); and

5.3.2       procure that all necessary steps have been taken properly to effect the matters listed in part 2 of schedule 2 at board meetings of the
            Company and of each member of the Group and deliver to the Purchaser duly signed minutes of all such board meetings.

5.4    If KPMG LLP has not delivered to the Company the Independent Auditors'
       Reports on or before 15 November, 2004, the Sellers undertake and agree to pay to the Purchaser on demand the sum of US$5,000,000. For the purposes of this clause 5.4, the "Independent Auditors' Reports" shall mean reports prepared by KPMG LLP on the accounts of the Company for the financial years ended 31 December 2001, 31 December, 2002 and 31
       December, 2003 respectively, for the purposes of, and meeting the requirements of, Rule 3-05 of Regulation S-X of the US Securities
       Exchange Commission.

5.5    The Purchaser shall procure that all records, working papers and other information within its or the Company's possession and access to personnel and all other assistance as may reasonably be required by KPMG
       LLP in connection with the preparation of the Independent Auditors'
       Reports shall be made available to KPMG LLP.

5.6    At Completion, and subject to the Sellers complying with their obligations under clause 5.3, the Purchaser shall do or deliver (or cause to be delivered) to the Sellers the matters or items listed in part 3 of schedule 2.

5.7    The Sellers hereby confirm that the Sellers' Solicitors are irrevocably authorised by the Sellers to receive consideration payments on the
       Sellers' behalf and the receipt by the Sellers' Solicitors shall be an absolute discharge for the Purchaser who shall not be concerned to see to the application thereof or be answerable for the loss or misapplication of such sum.

6.     COMPLETION NET WORKING CAPITAL STATEMENT AND ADJUSTMENTS TO THE
       CONSIDERATION

6.1    The Completion Net Working Capital Statement shall be prepared in accordance with the provisions of schedule 8.

6.2    Completion Cash

       If the Completion Cash is less than the Target Cash, the Sellers shall by way of indemnity repay to the Purchaser an amount equal to such deficiency as a reduction in the consideration payable for the Shares, together with accrued interest thereon.

6.3    Completion Net Working Capital

       If the Completion Net Working Capital is less than the Target Net Working
       Capital, the Sellers shall by way of indemnity repay to the Purchaser an amount equal to such deficiency as a reduction in the consideration payable for the Shares, together with accrued interest thereon.

6.4    The Sellers shall be liable only to pay the minimum amount necessary to cure all of the deficiencies (if any) under clauses 6.2 and 6.3. By way of example, if the Completion Net Working Capital figure is (pound)50,000 less than the Target Net Working Capital Figure because the amount of
       Completion Cash is (pound)50,000 less than the Target Cash then the
       Sellers shall be obliged to repay (pound)50,000 only to the Purchaser but not (pound)100,000.

6.5    Any payments to be made pursuant to clauses 6.2 or 6.3 shall to the extent possible be satisfied by immediate extinguishment of the
       Purchaser's liability to pay a corresponding amount of the Retained
       Consideration to the Sellers. If the amount of the Retained Consideration is insufficient fully to satisfy the Sellers' payment obligations under this clause 6, the Sellers shall by way of indemnity pay the difference in cash to the Purchaser within ten (10) Business Days after determination of the Completion Net Working Capital Statement in
       accordance with schedule 8.

6.6    If either no payments are required to be made by the Sellers pursuant to this clause 6 or there is a balance of the Retained Consideration remaining after extinguishment of the Sellers' liabilities pursuant to clause 6.5, the Purchaser shall pay to the Sellers the Retained
       Consideration or the balance thereof (as the case may be) within ten (10)
       Business Days after determination of the Completion Net Working Capital
       Statement in accordance with schedule 8.

7.     TERMINATION COSTS

7.1    If, prior to 31 December, 2005, the Company terminates the employment of any Relevant Employee in accordance with the terms of the employment agreement between the Company and that Relevant Employee, the Sellers shall be responsible for, and undertake to indemnify the Company against, the costs incurred by the Company in respect of that portion of the period of notice of termination of the Relevant Employee that is in excess of three months (the "Period in Excess") (including the costs of salary and other contractual benefits incurred by the Company and including also that part of any payment by the Company in lieu of notice that relates to the Period in Excess). The liability of the Sellers pursuant to this clause 7 shall be limited to the amount of US$500,000.

7.2    The Sellers shall be under no liability under clause 7.1 in respect of costs relating to the Period in Excess of any Relevant Employee if,
       following termination of that Relevant Employee, the Company or any other member of the Purchaser's Group re-employs or re-engages that Relevant
       Employee within the period of nine months after the termination of such
       Relevant Employee's employment by the Company. If the Sellers have made a payment under clause 7.1 in respect of a Relevant Employee who is so re-employed or re-

       engaged, the Purchaser shall upon so re-employing or re-engaging, refund to the Sellers the amount paid.

8.     RESTRICTIVE COVENANTS

8.1    Each Seller covenants with the Purchaser, the Company, the Guarantor and any other member of the Purchaser's Group (with the intention of assuring to the Purchaser the full benefit and value of the goodwill and connections of the Company and as a constituent part of the agreement for the sale of the Shares) that, except with the consent in writing of the
       Purchaser:

8.1.1       for the period of three years after Completion, it will not either on its own account or in conjunction with or on behalf of any other person, solicit or entice away or attempt to solicit or entice away from the Company, offer employment to or employ, or offer to conclude any contract of services with, any person who is at
            Completion or who was at any time during the period of six months immediately preceding Completion employed in a managerial, supervisory, technical or sales capacity by, or engaged as a consultant to, the Company and who remains so employed or engaged immediately prior to the relevant breach of this clause 8.1.1
            (whether or not such person would commit a breach of contract by reason of leaving such employment or engagement);

8.1.2       it will not at any time hereafter make use of or disclose or divulge to any person (other than to officers or employees of the Company whose province it is to know the same) any information (other than any information properly available to the public (otherwise than, directly or indirectly, as a result of a breach of this clause
            8.1.2) or disclosed or divulged pursuant to an order of a court of competent jurisdiction) relating to the Company, the identity of its customers and suppliers, its products, finances, contractual arrangements, business or methods of business;

8.1.3       if, in connection with the business or affairs of the Company, it shall have obtained Confidential Information belonging to any third party under an agreement purporting to bind the Company which contained restrictions on disclosure, it will not without the previous written consent of the Purchaser at any time infringe such restrictions;

8.1.4       it will not at any time hereafter in relation to any trade, business or company use a trade name, trade or service mark, design or logo including the word Dione or any word confusingly similar thereto in such a way as to be capable of or likely to be confused with any trade name, trade or service mark, design or logo of the Company
            (whether registered or not).

8.2    Each of the restrictions contained in clauses 8.1.1 to 8.1.4 is separate and severable and in the event of any such restriction being determined to be unenforceable in whole or in part for any reason, that unenforceability shall not affect the enforceability of the remaining restrictions or (in the case of restrictions unenforceable in part) the remainder of that restriction.

8.3    While the restrictions contained in this clause 8 are considered by the parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question

       may fail for technical reasons and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Purchaser but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope, the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

8.4    The covenants in the clause 8 may be enforced by the Company and the
       Guarantor against the Sellers under the Contracts (Rights of Third
       Parties) Act 1999. The provisions of this clause 8 may be varied or terminated by agreement between the Sellers and the Purchaser (which may also release or compromise any liability in whole or in part) without the consent of the Company or the Guarantor.

9.     WARRANTIES

9.1    The Sellers represent and warrant to the Purchaser and the Guarantor that, except as Disclosed, each of the statements set out in schedule 3 is at Completion true and accurate.

9.2    Subject to clause 16, the Sellers acknowledge that the Purchaser and the
       Guarantor have entered into this agreement on the basis of and in reliance upon the Warranties and has been induced by them to enter into this agreement.

9.3    No letter, document or other communication (whether or not in writing)
       shall be deemed to constitute a Disclosure unless it is expressly incorporated into the Disclosure Letter.

9.4    Subject to the provisions of schedule 4, the Sellers undertake (without limiting any other rights of the Purchaser in any way including its rights to damages in respect of a claim for breach of any Warranty on any other basis), if there is a breach of the Warranty contained in paragraph
       4.1 of part 4 of schedule 3, to pay in cash to the Purchaser (or, if so directed by the Purchaser, to the Company or any member of the Group in question) on demand a sum equal to the aggregate of:

9.4.1       the amount which, if received by the relevant member of the Group, would be necessary to put that member of the Group into the financial position which would have existed had there been no breach of the Warranty in question; and

9.4.2       all Losses suffered or incurred by the Purchaser or such member of the Group, directly or indirectly, as a result of or in connection with such breach of Warranty.

9.5    Save for fraudulent misrepresentation by the Sellers, the sole remedy of the Purchaser and the Guarantor for breach of the Warranties shall be damages for breach of contract and neither the Purchaser nor the
       Guarantor shall be entitled to rescind this agreement.

9.6    Each of the Warranties shall be separate and independent and, save as expressly provided to the contrary in this agreement, shall not be limited by reference to or inference from any other Warranty or anything in the Transaction Documents.

9.7    The Sellers shall not be entitled to raise as a defence to a claim by the
       Purchaser or the Guarantor under any of the Transaction Documents the fact that they had relied on

       information provided to them by any member of the Group or any of their officers, employees, workers or agents (including advisers).

9.8    The Guarantor and the Purchaser each confirms that none of Meir Shamir,
       Isaac Angel and Mike Lilo is actually aware at the date of this agreement of any breach of Warranty or of any specific circumstances which any such person knows would enable the Purchaser or the Guarantor to bring a claim for breach of Warranty, provided for the avoidance of doubt that this does not affect the Purchaser's or the Guarantor's right to make a claim for breach of any Warranty if it becomes aware of such circumstances after the date hereof.

9.9    The Sellers hereby irrevocably waive any and all claims against each member of the Group and any of its officers, employees, workers and, in connection only with the sale of the Shares, its agents (including advisers) and undertake (if any claim is made against any of them in connection with the sale of the Shares to the Purchaser) not to make any claim against or seek any contribution from any such person (and undertake that no other person claiming under or through them will make any such claim or seek any such contribution). This subclause 9.9:

9.9.1       may with the prior written consent of the Purchaser be enforced by any member of the Group and any of their officers, employees or workers against the Sellers under the Contracts (Rights of Third
            Parties) Act 1999; and

9.9.2       may be varied or terminated by agreement between the Sellers and the
            Purchaser (which may also release or compromise any liability in whole or in part) without the consent of any member of the Group or any of their officers, employees or workers.

9.10   The liability of the Sellers in respect of any claim under the Warranties shall be subject to the limitations contained in, and to the other provisions of, schedule 4.

9.11   Any payment made by a Seller pursuant to a claim for breach of the
       Warranties, under the indemnities in clause 10 or under the Tax Deed shall, to the extent possible, be deemed to be a reduction of the consideration received by such Seller for the sale of its Sellers'
       Shares.

10.    INDEMNITIES

10.1   The Sellers shall be responsible for and hereby undertake to indemnify and keep indemnified the Company, the Purchaser and each member of the
       Purchaser's Group from and against all Losses which the Company, the
       Purchaser or any member of the Purchaser's Group may suffer, sustain, incur or pay arising from or in connection with:

10.1.1      the Barclays Dispute;

10.1.2      any infringement prior to Completion of competition legislation in any jurisdiction, arising from or in connection with the
            Distribution Agreements, (including any proceedings commenced by private parties which are related to any infringement of competition legislation in any jurisdiction or any third party demand, claim or action (including any claim alleging infringement of third party rights));

10.1.3      any liability of the Company (other than any liability that has been discharged prior to Completion) arising from an obligation entered into on or before the Completion

            Date to make any payment to any Manager or other employee of the
            Company and arising by reason of the change of ownership and control of the Company contemplated by this agreement, other than for the avoidance of doubt any liability of the Company arising under any amendments to the service agreements of certain Managers to be made on Completion or any arrangements entered into between the Company and the Managers or employees of the Company after Completion;

10.1.4      any liability of the Company under section 151 CA 85 arising from or in connection with the discharge of payments or the making of loans, in each case by the Company, pursuant to clause 10(b)(iii) of a share purchase agreement dated 5 February,1997 and made between
            Seacrest International Holdings Limited (1) and J. Walters and
            Others (2).

10.2   The Sellers shall be entitled to conduct of (a) any claim by Barclays against the Company arising in relation to the Barclays Dispute, and (b)
       any claim by a third party against the Company which gives rise to a claim against the Sellers under paragraph 4.1 of section 4 of the
       Warranties (together, the "Conduct Claims"), on the terms set out in this clause 10.

10.3   The Sellers shall (at their own expense) be entitled to resist a Conduct
       Claim in the name of the relevant member of the Purchaser's Group and to have reasonable access during normal office hours to the premises and personnel of the relevant member of the Purchaser's Group and to any relevant chattels, accounts, documents and records within the possession or control of the relevant member of the Purchaser's Group to enable the
       Sellers and their professional advisers to examine such chattels, accounts, documents and records and to take copies and photographs of them at their own expense. The Sellers shall indemnify and hold harmless all members of the Purchaser's Group against all Losses incurred by any of them arising from any action taken by the Sellers pursuant to its rights under this clause 10.3.

10.4   The Purchaser shall be kept informed of all steps proposed to be taken by the Sellers and shall be entitled to receive from the Sellers copies of all correspondence (including notes of all conversations) in connection with a Conduct Claim.

10.5   The Purchaser shall be at liberty without reference to the Sellers and on such terms as it may in its absolute discretion think fit to admit, compromise, settle, discharge or otherwise deal with a Conduct Claim if

10.5.1      the Sellers serve a notice on the Purchaser to the effect that they do not or no longer wish to resist the matter;

10.5.2      defence of the Conduct Claim is reasonably likely to materially adversely affect the goodwill of the business of the Company or other relevant member of the Purchaser's Group; or

10.5.3      the Conduct Claim seeks injunctive relief or injunctive relief has been granted in respect of such claim.

10.6   Subject to clause 10.5, the Purchaser shall not and shall procure that no member of the Purchaser's Group shall make any admission of liability or agree, settle or compromise with any third party in relation to any
       Conduct Claim without the prior written consent of the Sellers.

10.7   If:

10.7.1      any member of the Purchaser's Group is notified in writing of a claim by a third party against the Company or any other member of the Group in respect of which the Sellers are obligated to indemnify in sub-clause 10.1.2; or

10.7.2      the Purchaser exercises its rights to discharge or otherwise deal with a Conduct Claim in accordance with clause 10.5,

       in each case where the amount of the relevant indemnity claim against the
       Sellers is or is expected to be in an amount of more than
       (pound)1,000,000, then the Purchaser shall consult with the Sellers with respect to the conduct of such claim including the settlement or compromise of such claim.

10.8   The Purchaser's obligations under clause 10.7 are subject to any obligations that the Purchaser or the relevant member of the Purchaser's
       Group may have under any applicable policy of insurance.

10.9   The Purchaser shall, and shall procure that the Company and each other member of the Purchaser's Group shall, use its reasonable endeavours to mitigate any loss or liability which is or can be expected to become the subject of a claim under the indemnities contained in sub-clauses 10.1.1 to 10.1.4.

10.10  The aggregate liability of the Sellers under the indemnities in this clause 10 shall not, when taken together with the liability of the
       Sellers under the Warranties and the Tax Deed, exceed the amount stipulated in paragraph 2.3 of schedule 4. The individual liability of each Seller under the indemnities in this clause 10 shall not, when taken together with the liability of such Seller under the Warranties and the
       Tax Deed, exceed the amount stipulated in paragraph 2.4 of schedule 4.
       Save as aforesaid, the provisions of schedule 4 shall not, for the avoidance of doubt, apply to this clause 10.

11.    ANNOUNCEMENTS

11.1   Subject to the provisions of clause 11.2 below, no disclosure or announcement relating to the existence or subject matter of this agreement shall be made or issued by or on behalf of the Sellers, the
       Purchaser, the Guarantor or any member of the Group without the prior written approval of the other parties (which approval may be subject to reasonable conditions but shall otherwise not be unreasonably withheld or delayed) provided that these restrictions shall not apply to any disclosure or announcement if required by any law, applicable securities exchange, supervisory, regulatory or governmental body ("required disclosure").

11.2   Nothing in this agreement will prohibit the Purchaser from making or sending after Completion any announcement to a customer, client or supplier of any member of the Group informing it that the Purchaser has purchased the Shares.

11.3   The party making the communication, which shall include any required disclosure, shall use its reasonable endeavours to consult with the other party in advance as to the form, content and timing of the communication.

12.    COUNTERPARTS

       This agreement may be executed in any number of counterparts and by the parties to it on separate counterparts and each such counterpart shall constitute an original of this agreement but all of which together constitute one and the same instrument. This agreement shall not be effective until each party has executed at least one counterpart.

13.    FURTHER ASSURANCE

       Each Seller agrees (at its own cost) to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as the Purchaser may reasonably require, whether on or after Completion, for the purpose of vesting in the Purchaser the legal and beneficial ownership of the Sellers' Shares.

14.    VARIATION, WAIVER AND CONSENT

14.1   No variation or waiver of any provision or condition of this agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties (or, in the case of a waiver, by or on behalf of the party waiving compliance).

14.2   Unless expressly agreed, no variation or waiver of any provision or condition of this agreement shall constitute a general variation or waiver of any provision or condition of this agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this agreement which have already accrued up to the date of variation or waiver, and the rights and obligations of the parties under or pursuant to this agreement shall remain in full force and effect, except and only to the extent that they are so varied or waived.

14.3   Any consent granted under this agreement shall be effective only if given in writing and signed by the consenting party and then only in the instance and for the purpose for which it was given.

15.    PURCHASER'S RIGHTS AND REMEDIES

15.1   No failure or delay by the Purchaser or the Guarantor in exercising any right or remedy provided by law under or pursuant to this agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time. No single or partial exercise of any right or remedy by the Purchaser or the
       Guarantor shall preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy.

15.2   Save as expressly stated to the contrary in this agreement, the rights and remedies of each party under or pursuant to this agreement are cumulative, may be exercised as often as considered appropriate and are in addition to its rights and remedies under general law.

15.3   The rights and remedies of the Purchaser and the Guarantor under this agreement shall not be affected, and each Seller's liabilities under this agreement shall not be released, discharged or impaired, by:

15.3.1      Completion;

15.3.2      subject to clause 9.8, any investigation made or to be made by or on behalf of the Purchaser or the Guarantor into the affairs of any member of the Group; or

15.3.3      subject to clause 9.8, any information relating to any member of the
            Group of which the Purchaser or the Guarantor has knowledge (actual, imputed or constructive) (other than, in respect only of the
            Warranties, by reason of its being Disclosed) and no such
            information shall prejudice any claim which the Purchaser or the
            Guarantor shall be entitled to bring or shall operate to reduce any amount recoverable by the Purchaser or the Guarantor under this agreement.

16.    ENTIRE AGREEMENT

       The Transaction Documents and the Disclosure Letter together represent the whole and only agreement between the parties in relation to the sale and purchase of the Shares and supersede any previous agreement (whether written or oral) between the parties in relation to the subject matter of any such document. Each party acknowledges that in agreeing to enter into this agreement it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in the
       Transaction Documents) made before the signature of this agreement. Each party waives all rights and remedies which, but for this clause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance. Nothing in this clause shall exclude any liability for, or remedy in respect of, fraud.

17.    DEFAULT INTEREST

17.1   If any party which is required to pay any sum under this agreement fails to pay any sum payable by it under this agreement on the due date for payment (the "DEFAULTING PARTY"), it shall pay interest on such sum for the period from and including the due date up to the date of actual payment (after as well as before judgement) in accordance with this clause.

17.2   The Defaulting Party shall pay interest at the annual rate which is the aggregate of BBA LIBOR + 2%.

17.3   Interest under this clause 17 shall accrue on the basis of the actual number of days elapsed and a 365-day year and shall be paid by the
       Defaulting Party on demand. Unpaid interest shall compound monthly.

18.    NOTICES

18.1   Save as otherwise provided in this agreement, any notice, demand or other communication ("NOTICE") to be given by any party under, or in connection with, this agreement shall be in writing and signed by or on behalf of the party giving it. Any Notice shall be served by sending it by fax to the number set out in clause 18.2, or delivering it by hand to the address set out in clause 18.2 and in each case marked for the attention of the relevant party set out

       in clause 18.2 (or as otherwise notified from time to time in accordance with the provisions of this clause 18). Any Notice so served by fax or hand shall be deemed to have been duly given or made as follows:

18.1.1      if sent by fax, at the time of transmission; or

18.1.2      in the case of delivery by hand, when delivered;

       provided that in each case where delivery by fax or by hand occurs after
       6pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day.

18.2   References to time in this clause are to local time in the country of the addressee.

18.3   The addresses and fax numbers of the parties for the purpose of clause
       18.1 are as follows:

18.3.1      Scot Young
            Address:
            Dione House, Oxford Road,
            Stokenchurch,
            High Wycombe,
            Bucks HP14 3SX

            Fax: 07000 9999 02

18.3.2      Tamares Capital Foundation
            Address:
            Heiligkreuz 6, PO Box 129,
            FL-9490 Vaduz, Furstentum,
            Liechtenstein

            Fax: 00 423 235 8282

            For the attention of: Dr Johannes Burger

18.3.3      Purchaser
            Address:
            37 Broadhurst Gardens,
            London NW6 3QT

            Fax: 020 737 22328

            For the attention of: The Company Secretary

18.3.4      Guarantor
            Address:
            11 Haamal Street, Park Afek,
            Rosh Haayin,
            Israel 48092

            Fax: 00 972 390 29731

            For the attention of: Isaac Angel/Mike Lilo

18.4   A party may notify all other parties to this agreement of a change to its name, relevant addressee, address or fax number for the purposes of this clause 18, provided that, such notice shall only be effective on:

18.4.1      the date specified in the notification as the date on which the change is to take place; or

18.4.2      if no date is specified or the date specified is less than five
            Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

18.5   In proving service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered to the address shown thereon or that the facsimile transmission was made and a facsimile confirmation report was received, as the case may be.

19.    COSTS

19.1   Subject to clause 19.2, each of the parties shall be responsible for its own legal, accountancy and other costs, charges, expenses and transfer taxes incurred in connection with the negotiation, preparation and implementation of this agreement and any other Transaction Document.

19.2   The Purchaser shall bear the cost of any stamp duty payable pursuant to the laws of the United Kingdom in connection with the transfer of the
       Shares and the Sellers shall bear the cost of any stamp duty payable pursuant to the laws of the State of Israel in connection with the issue and/or allotment of the Consideration Shares.

20.    THIRD PARTY RIGHTS

       Except as expressly stated in this agreement, the parties do not intend that any term of this agreement shall be enforceable by virtue of the
       Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this agreement.

21.    TIME OF THE ESSENCE

       Time shall not be of the essence of this agreement, both as regards times, dates and periods specified in the agreement so that a failure to perform an obligation by the time specified in this agreement shall be treated as a breach of this agreement and if any specific remedy or consequence is stated to apply to such breach, that remedy or consequence will apply but the breach shall not be treated as a repudiatory breach.

22.    CONTINUING EFFECT

       Each provision of this agreement shall continue in full force and effect after Completion, except to the extent that a provision has been fully performed on or before Completion.

23.    SEVERABILITY

       If any provision of this agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable in any respect under the law of any jurisdiction, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this agreement but without invalidating any of the remaining provisions of this agreement. Any provision of this agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provision(s) by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

24.    LIABILITY AND RELEASE

24.1   The obligations of the Sellers under this agreement are joint and several save for those obligations expressed to be several or to be made, undertaken or given by "each Seller". If any liability of one or some but not all of the Sellers is, or becomes, illegal, invalid or unenforceable in any respect, that shall not affect or impair the liabilities of the other Sellers under this agreement.

24.2   Any liability of the Sellers to the Purchaser or the Guarantor under this agreement may in whole or in part be released, compromised or compounded or time or indulgence given by the Purchaser or the Guarantor (as the case may be) in its absolute discretion as regards any of the Sellers in respect of such liability without in any way prejudicing or affecting the
       Purchaser's or the Guarantor's rights against any other or others of the
       Sellers under the same or like liability, whether joint or several or otherwise, or any other person's rights against any of them in any respect.

25.    ASSIGNMENT

25.1   Subject to clause 25.2, no party shall be entitled to assign the benefit or burden of any provision of this agreement without the prior written consent of each other party.

25.2   All or any of the Purchaser's or the Guarantor's rights under this agreement (including, without limitation, in respect of the Warranties)
       may (notwithstanding any other provisions contained in this agreement) be assigned by the Purchaser or the Guarantor to any other member of the
       Purchaser's Group (or by any such member to or in favour of any other member of the Purchaser's Group) provided that the assignee remains a member of the Purchaser's Group and reassigns such rights to a member of the Purchaser's Group prior to ceasing to be a member of the Purchaser's
       Group and so that none of the Purchaser's rights may be enforced by any assignee who ceases to be a member of the Purchaser's Group.

26.    CURRENCY CONVERSION AND EURO/SUBSTITUTED LAWFUL CURRENCY

26.1   For the purpose of converting amounts specified in one currency into another currency where required, the rate of exchange to be used in converting amounts specified in one currency into another currency shall be the closing mid-point rate for exchanges between those currencies quoted in the Financial Times (London edition) for the nearest Business
       Day for which that rate is so quoted on or prior to the date of the conversion.

26.2   If the United Kingdom becomes a participating member state for the purposes of European Monetary Union and the Euro accordingly becomes the lawful currency of the United Kingdom, then:

26.2.1      that shall not affect the validity of the Transaction Documents or the rights and obligations of the parties under them, nor shall it give any party the right to alter or terminate any Transaction
            Document unilaterally; and

26.2.2      with effect from the date on which it occurs, any amount referred to in any Transaction Document in sterling shall be redenominated in
            Euros at the rate and in the manner determined by the relevant legislation.

27.    GOVERNING LAW AND SUBMISSION TO JURISDICTION

27.1   This agreement shall be governed by and construed in all respects in accordance with the laws of England and Wales.

27.2   The parties to this agreement irrevocably agree that the courts of
       England and Wales shall have exclusive jurisdiction over any claim or matter arising under or in connection with this agreement, including non-contractual claims, and that accordingly any proceedings in respect of any such claim or matter may be brought in such court. The parties waive any objection to the jurisdiction of the English courts on grounds that they are inconvenient or an inappropriate forum to settle any such claim or matter arising.

27.3   Each Seller hereby irrevocably appoints the Sellers' Solicitors as its agent to receive and acknowledges on its behalf service of any Service
       Document in England and Wales and undertakes not to revoke the authority of such agent. If for any other reason the agent named above (or its successor) no longer serves as agent of a Seller for this purpose, such
       Seller shall promptly appoint a successor agent and notify the Purchaser thereof. If such Seller fails to appoint another agent, the Purchaser shall be entitled to appoint one on behalf of such Seller at the expense of such Seller. Until the Purchaser receives such notification, it shall be entitled to treat the agent named above (or its said successor) as the agent of such Seller for the purposes of this clause. Such Seller agrees that any such Service Document shall be sufficiently and effectively served on it if delivered to such agent for service at its address for the time being in England and Wales whether or not such agent gives notice thereof to such Seller.

27.4   Tamares Capital Foundation shall, as soon as reasonably practicable after
       Completion and at its own cost, obtain official certification in
       Liechtenstein (offentliche Beurkundung) of this agreement and shall provide a copy of such certification to the Purchaser.

28.    GOVERNING LANGUAGE

       The official text of the Transaction Documents and any notices given thereunder shall be in English. In the event of any dispute concerning the construction or interpretation of any Transaction Document, reference shall be made only to the relevant Transaction Document as written in
       English and not to any translation into any other language.

29.    WITHHOLDING

       Subject to the Purchaser's rights of set-off against the Deferred
       Consideration contained in clause 4 and part 2 of schedule 7, each party shall pay all sums payable by it to any other party under this agreement free and clear of all deductions or withholdings unless the law requires a deduction or withholding to be made. If a deduction or withholding is so required (other than a deduction or withholding required to be made by law or by a Tax authority in respect of a Tax liability of the payee), the paying party shall pay such additional amount (taking into account any credit or like benefit to which the payee is entitled as a result of such deduction or withholding) as will ensure that the net amount the payee receives equals the full amount which it would have received had the deduction or withholding not been required.

30.    GUARANTEE

30.1   The Guarantor irrevocably and unconditionally:

30.1.1      guarantees to the Sellers punctual performance by the Purchaser of all the Purchaser's obligations under this agreement;

30.1.2      undertakes with the Sellers that:

30.1.2.1         whenever the Purchaser does not pay any amount when due under or in connection with this agreement, the Guarantor shall
                 immediately on demand and without deduction or withholding, pay that amount as if he were the principal obligor; and

30.1.2.2         whenever the Purchaser fails to perform any other obligation under this agreement, the Guarantor shall immediately on demand perform (or procure performance of) and satisfy (or procure the satisfaction of) that obligation,

            so that the same benefits are conferred on the Sellers as they would have received if such obligation had been performed and satisfied by the Purchaser; and

30.1.3      undertakes with the Sellers to indemnify them immediately on demand against any cost, loss or liability suffered and expenses incurred by the Sellers:

30.1.3.1         in consequence of the Purchaser's failure to perform any of their obligations under this agreement;

30.1.3.2         if any obligation guaranteed by the Guarantor is or becomes unenforceable, invalid or illegal.

                  The amount of the cost, loss or liability which the Sellers shall be entitled to claim under this clause 30.1.3 shall be equal to the amount which the Sellers would otherwise have been entitled to recover from the Purchaser.

30.2   This guarantee is a continuing guarantee and will extend to the ultimate balance of the obligations due or sums payable by the Purchaser under this agreement, regardless of any intermediate payment or discharge in whole or in part.

30.3   If any payment by the Purchaser and/or the Guarantor or any discharge given by the Sellers (whether in respect of the obligations of the
       Purchaser and/or the Guarantor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency, bankruptcy or any similar event:

30.3.1      the liability of the Guarantor shall continue as if the payment or discharge and avoidance or reduction had not occurred; and

30.3.2      the Sellers shall be entitled to recover the value or amount of that security or payment from the Guarantor as if the payment, discharge, avoidance or reduction had not occurred.

30.4   The obligations of the Guarantor under this clause 30 will not be affected by any act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of the Guarantor's obligations under this clause 30 (including without limitation and whether or not known to the Guarantor or the Sellers):

30.4.1      any time, waiver or consent granted to, or composition with, the
            Purchaser or any other person;

30.4.2      the release of the Purchaser or any other person under the terms of any composition or arrangement with any creditor of the Company or any other member of the Group;

30.4.3      the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Purchaser or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

30.4.4      any incapacity or lack of power, authority or legal personality of, or dissolution or change to, the Purchaser or any other person or to the members or status of the Purchaser or any other person;

30.4.5      any amendment (however fundamental) or replacement of this agreement or any other document or security;

30.4.6      any unenforceability, illegality or invalidity of any obligation of any person under this agreement or any other document or security;
            or

30.4.7      any insolvency or similar proceedings.

30.5   The obligations of the Guarantor under this clause 30 will remain binding upon it notwithstanding any change in the constitution of any of the
       Sellers, the Guarantor or the Purchaser or their absorption in, amalgamation with or merger into, or the acquisition of all or part of its or their undertaking by any other person.

30.6   The Guarantor waives any right it may have of first requiring the Sellers to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this clause 30. This waiver applies irrespective of any law or any provision of this agreement to the contrary.

30.7   Until all amounts which may be or become payable by the Purchaser under or in connection with this agreement have been irrevocably paid in full, the Sellers may:

30.7.1      refrain from applying or enforcing any other moneys, security or rights held or received by the Sellers in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and/or

30.7.2      hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this clause 30.

30.8     Until all amounts which may be or become payable by the Purchaser under or in connection with this agreement have been irrevocably paid in full, the Guarantor will not exercise any rights which he may have by reason of performance by him of his obligations under this clause 30:

30.8.1      to be indemnified by the Purchaser;

30.8.2      to claim any contribution from any other guarantor of the
            Purchaser's obligations under this agreement; and/or

30.8.3      to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Sellers under this agreement or of any other guarantee or security taken pursuant to, or in connection with, this agreement by, the Sellers.

30.9   The Guarantor undertakes to hold any security taken from the Purchaser in connection with this guarantee and indemnity in trust for the Sellers pending discharge in full of all of the Guarantor's obligations under this clause 30.

30.10  This guarantee and indemnity is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Sellers.

30.11  The Guarantor acknowledges that it has not executed this agreement as a result of or in reliance upon any promise, representation, statement or information of any kind whatsoever given or made by or on behalf of the
       Sellers, whether in answer to any enquiry by or on behalf of the
       Guarantor or not. The Guarantor further agrees that the Sellers were not, prior to the execution of this agreement by the Guarantor, and are not thereafter, under any duty to disclose to the Guarantor any information, matter or thing relating to the Purchaser or its affairs or transactions with the Sellers including, without limitation, any information, matter or thing which the Guarantor would not naturally expect or any unexpected facts or unusual

       features which, whether or not known to the Guarantor, are present in any transaction between the Sellers and the Purchaser.

30.12  For the avoidance of doubt, the Guarantor's guarantee obligations under this clause 30 shall not apply to the extent that the Purchaser does not pay any amount when due as a result of the exercise of its rights of set-off set out in part 2 of schedule 7.

The parties have shown their acceptance of the terms of this agreement by executing it at the end of the schedules.

                                   SCHEDULE 1
                  THE COMPANY, THE SUBSIDIARIES AND THE SELLERS
                         PART 1: DETAILS OF THE COMPANY

NAME                          :    Dione plc
DATE OF INCORPORATION         :    13 February 1984
PLACE OF INCORPORATION        :    England and Wales
COMPANY NUMBER                :    1790959
REGISTERED OFFICE             :    Dione House, Oxford Road, Stokenchurch, High
                                   Wycombe, Buckinghamshire, HP14 3SX

DIRECTORS                     :    Jennifer Marie Buckley
                                   Flat 6, 27 Queens Gate, London SW7 5JA
                                   New Zealand - British

                                   Andrew John Dark
                                   Woodview, Balters Wood, Denham,
                                   Uxbridge, Middlesex UB9 4LQ
                                   British

                                   Gwilym Davies
                                   Corner  House, Honington, Shipston on Stour,
                                   Warwickshire, CV36 5AA
                                   British

                                   Shaun David Gray
                                   White Cottage, Lower Chase Road,
                                   Hampshire SO32 2PB
                                   British

                                   Patrick Schwager-Jones
                                   5489 Oak Trail, Carmes, California
                                   93923 USA
                                   American

                                   Sherwood Perry Dodge
                                   Finchfield,  West Drive, Virginia Water,
                                   Surrey GU25 4LY
                                   American

                                   Kai Juhani Karttunen
                                   Laituritie 7, 02360 Espoo, Finland

SECRETARIES                   :    Richard Goodlad
                                   The Shielding, Thornborough Road,
                                   Nash, Buckinghamshire MG17 0ET

                                   British

                                   Hexagon Registrars Limited
                                   Ten Dominion Street
                                   London, EC2M 2EE

AUTHORISED SHARE CAPITAL      :    (pound)212,778.53 divided into

                                   - 3,000,000 series B preference shares of
                                   (pound)0.01 each

                                   - 2,307,700 series A preference shares of
                                   (pound)0.01 each

                                   - 15,970,153 ordinary shares of (pound)0.01
                                   each

ISSUED SHARE CAPITAL          :    (pound)100,000 divided into 10,000,000
                                   ordinary shares of (pound)0.01 each

                                   - (pound)23,077 divided into 2,307,700 series
                                   A preference shares of (pound)0.01 each

                                   - (pound)15,000 divided into 1,500,000 series
                                   B preference shares of (pound).0.01 each

MORTGAGES AND CHARGES         :    None

LEGAL AND BENEFICIAL               TAMARES CAPITAL FOUNDATION
  SHAREHOLDERS                :    Heiligkreuz  6, PO Box 129, FL-9490 Vaduz,
                                   Furstentum, Liechtenstein

                                   - 5,000,000 ordinary shares of (pound)0.01
                                   each; and

                                   - 578,250 series B preference shares of
                                   (pound)0.01 each

                                   SCOT YOUNG
                                   C/o Fox Williams, Ten Dominion Street, London
                                   EC2M 2EE

                                   - 5,000,000 ordinary shares of (pound)0.01
                                   each; and

                                   - 578,250 series B preference shares of
                                   (pound)0.01 each

                                   GE CAPITAL EQUITY INVESTMENTS

                                   LIMITED

                                   Century Yard, Cricket Square, Hutchins Drive,
                                   PO Box 2681 GT, George Town, Grand Cayman,
                                   Cayman Islands, British West Indies

                                   - 2,307,700 series A preference shares of
                                   (pound)0.01 each; and

                                   - 343,500 series B preference shares of
                                   (pound)0.01 each

ACCOUNTING REFERENCE DATE     :    31 December
AUDITORS                      :    KPMG LLP, PO Box 695, 8 Salisbury Square,
                                   London EC4Y 8BB, UK
TAX RESIDENCE                 :    United Kingdom
STATUS                        :    Trading

DIRECT AND INDIRECT
  SUBSIDIARIES                :    Dione America Inc., Dione North America, Inc.

                       PART 2: DETAILS OF THE SUBSIDIARIES

NAME                                :     Dione America, Inc.
DATE OF INCORPORATION               :     7 August 1998
PLACE OF INCORPORATION              :     Delaware
TIN/EMPLOYER IDENTIFICATION NUMBER        51-0383133
REGISTERED OFFICE                   :     3511, Silverside Road, Suite 105, City
                                          of Wilmington, County of Newcastle,
                                          19810, Delaware, USA.
OFFICERS                            :     Shaun David Gray
                                          President/CEO
                                          White Cottage
                                          Lower Chase Road
                                          Swanmore Hants
                                          SO32 2PB

                                    :     Richard Goodlad
                                          CFO/Secretary
                                          The Shielding
                                          Thornborough Road
                                          Nash, MK17 0ET

AUTHORISED SHARE CAPITAL            :     $10.00 divided into 1000 shares of
                                          $0.01 each
ISSUED SHARE CAPITAL                :     $10.00 divided into 1000 shares of
                                          $0.01 each
MORTGAGES AND CHARGES               :     None
REGISTERED SHAREHOLDER              :     Dione Plc
                                          Dione House, Oxford Road,
                                          Stokenchurch, High Wycombe,
                                          Buckinghamshire, HP14 3SX, England
                                          1000 shares
TAX RESIDENCE                       :     United States of America
STATUS                              :     Dormant
DIRECT SUBSIDIARIES                 :     Dione North America, Inc.

NAME                                :     Dione North America, Inc.
DATE OF INCORPORATION               :     26 August 1998
PLACE OF INCORPORATION              :     Zlorida
TIN/EMPLOYER IDENTIFICATION NUMBER  :     65-0859045
REGISTERED OFFICE                   :     Registered Agent is :
                                          Capital Connection, Inc
                                          417 E. Virginia Street, Suite 1,
                                          Tallahassee, County of Leon,
                                          Florida 32301
OFFICERS                            :     Shaun David Gray
                                          President/CEO
                                          White Cottage
                                          Lower Chase Road

                                          Swanmore Hants
                                          SO32 2PB

                                    :     Richard Goodlad
                                          CFO/Secretary
                                          The Shielding
                                          Thornborough Road
                                          Nash, MK17 0ET

AUTHORISED SHARE CAPITAL            :     $1000.00 divided into 1000 shares of
                                          $1.00 each
ISSUED SHARE CAPITAL                :     $100.00 divided into 100 shares of
                                          $1.00 each
MORTGAGES AND CHARGES               :     None
REGISTERED SHAREHOLDERS             :     Dione America, Inc
                                          3511, Silverside Road, Suite 105, City
                                          of Wilmington, County of Newcastle,
                                          19810, Delaware, USA.
                                          100 shares
TAX RESIDENCE                       :     United States of America
STATUS                              :     Dormant
DIRECT SUBSIDIARIES                 :     None

                               PART 3: THE SELLERS

--------------------------------------------------------------------------------
          (1)                            (2)                       (3)
--------------------------------------------------------------------------------
THE SELLERS                 NUMBER OF SHARES               PERCENTAGE OF INITIAL
(FULL NAME AND ADDRESS)                                    AND DEFERRED
                                                           CONSIDERATION PAYABLE
--------------------------------------------------------------------------------
Tamares Capital Foundation  5,000,000 ordinary shares of   50%
Heiligkreuz 6, PO Box       (pound)0.01
129, each FL-9490 Vaduz,
Furstentum,                 578,250 series B preference
Liechtenstein               shares of (pound)0.01 each
--------------------------------------------------------------------------------
Scot Young                  5,000,000 ordinary shares of   50%
Dione House, Oxford         (pound)0.01
Road, each Stokenchurch,
High Wycombe, Bucks         578,250 series B preference
HP14 3SX                    shares of (pound)0.01 each
--------------------------------------------------------------------------------

                                   SCHEDULE 2

                                   COMPLETION

                   PART 1: SELLERS' OBLIGATIONS AT COMPLETION

At Completion, the Sellers shall deliver to the Purchaser:

1.   duly executed transfers of the Sellers' Shares into the name of the
     Purchaser or its nominees together with the relevant share certificates (or indemnities in respect thereof in the agreed form);

2.   share certificates in respect of all the issued capital in each of the
     Subsidiaries (or indemnities in respect thereof in the agreed form);

3.   a copy of a letter of resignation as auditors of the Company in the agreed form signed by KPMG and complying with s392 CA85, together with a statement, pursuant to s394 CA85, acknowledging that there are no circumstances connected with their ceasing to hold office which should be brought to the attention of the members or creditors of the Company together with confirmation that KPMG have no claims against the Company for unpaid fees or expenses or a statement of outstanding fees and expenses due to KPMG as at Completion, the originals of those letters having been deposited at the registered office of the Company;

4.   the original leases of the Properties;

5.   all the statutory and other books (duly written up to, but not including,
     Completion) of the Company and the Subsidiaries and their respective certificates of incorporation and common seals (if any) in its possession;

6.   certified copies of any powers of attorney under which any of the documents referred to in this schedule is executed or evidence satisfactory to the
     Purchaser of the authority of any person signing on behalf of the Sellers;

7.   duly executed irrevocable powers of attorney in the agreed form in respect of the Sellers' Shares enabling the Purchaser (during the period prior to the registration of the transfer of the Sellers' Shares) to exercise all voting and other rights attaching to the Sellers' Shares;

8.   letters of resignation in the agreed form from each of the Resigning
     Directors, such resignations to take effect from the close of the meeting of the Board referred to in paragraph 2 of part 2 of this schedule 2;

9.   a duly executed release under seal, in the agreed form, releasing the
     Company and each Subsidiary from any liability whatsoever (whether actual or contingent) which may be owing to the Sellers by the Company or the
     Subsidiaries at Completion;

10.  a deed of termination of the shareholders' agreement and release, in the agreed form, duly executed by the Company and the Sellers;

11.  notifications by the Company in the agreed form to each of:

     - the Company's insurers, Halkett Associates Limited, of the proposed acquisition by the Purchaser of the Company, in accordance with the
     Company's terms of insurance;

     - Mastercard Europe Sprl, pursuant to the terms of the Terminal Quality
     Management Agreement dated 30 June, 2004; and

     - IBM UK Ltd, pursuant to the terms of the Maintenance Sub-Contract
     Services Agreement dated 1 August, 1997.

12.  copies of all existing bank mandates and statements of the balances of any bank accounts in the name of the Company and of each member of the Group, as at the close of business on the last Business Day before the Completion
     Date, together with a list of all unpresented cheques and uncleared cheques which upon presentation or clearance would be debited or credited to those accounts and the relevant cheque books.

13.  deeds of amendment to the service agreements of Shaun Gray, Andrew Dark and
     Richard Goodlad with the Company, in a form agreed between the Purchaser, the Company and the aforegoing Managers, entered into by the aforegoing
     Managers conditional upon Completion.

14.  signed minutes of the board meeting of the Company referred to in paragraph
     2 of part 2 of this schedule 2.

15.  written consents, in a form reasonably satisfactory to the Purchaser, from the following persons to the effect that each consents to the sale and purchase of the Shares and agrees not to exercise any right (whether of termination or otherwise) arising by reason of such sale and purchase:

     - American Express Europe Limited, in respect of the Point of Sale Terminal
     Outsource Agreement dated 1 July, 2004;

     - Wincor Nixdorf Ltd, in respect of the Computer Products Procurement
     Agreement dated 3 October, 2003;

     - Computer Software Consultants (Pty) Limited, in respect of the (CSC)
     Distribution Agreement dated 11 June 1993;

16.  a deed of release in the agreed form, duly executed by Arma Partners, releasing the Company and each Subsidiary from any liability to make further payments to such advisers after Completion;

17.  confirmation from the Sellers' Solicitors that the Executive of the
     Takeover Panel has indicated to the Sellers' Solicitors by a telephone call that Completion of the transaction is not subject to the City Code on
     Takeovers and Mergers.

18.  a deed of personal guarantee in the agreed form, duly executed by Chaim
     Zabludowicz;

19.  the GE Share Purchase Agreement, duly executed by GE;

24.  the Tax Deed, duly executed by the Sellers.

               PART 2: SELLERS' FURTHER OBLIGATIONS AT COMPLETION

At Completion, the Sellers shall:

1.   pay all Shareholder Indebtedness (if any) then owing by them to each member of the Group, whether due for payment or not;

2.   cause the Directors to hold a meeting of the board of the Company at which the Directors shall pass resolutions in the agreed form to:

2.1  approve the registration of the Purchaser or its nominees as members of the
     Company subject only to the production of duly stamped and completed transfers in respect of the Shares;

2.2  appoint such persons as the Purchaser may nominate as directors of the
     Company;

2.3  revoke all authorities to the bankers of the Company relating to bank accounts and to give authority to such persons as the Purchaser may nominate to operate the same;

2.4  appoint Levy Cohen & Co, of 37 Broadhurst Gardens, London, as auditors of the Company.

                  PART 3: PURCHASER'S OBLIGATIONS AT COMPLETION

At Completion, the Purchaser shall:

1.   pay the Initial Consideration by CHAPS to the Sellers' Solicitors' account at Royal Bank of Scotland plc (Sort Code: 16-01-02, Account Number:
     FOXWIL-USD1,Swift Code RBOS GB2L);

2.   deliver to the Sellers the Tax Deed duly executed by the Purchaser;

3.   deliver to Chaim Zabludowicz a counterpart of the deed of personal guarantee referred to in paragraph 18 of part 1 of this schedule 2, duly executed by the Purchaser;

4.   deliver to the Sellers a copy of a resolution of the board of directors of the Purchaser (certified by a duly appointed officer as true and correct)
     authorising the execution of and the performance by the Purchaser of its obligations under the Transaction Documents and each of the other documents to be executed by the Purchaser;

5.   deliver to the Sellers a certified copy of a resolution dated 22 September,
     2004 of the board of directors of the Guarantor, authorising the execution of and the performance by the Guarantor of its obligations under the
     Transaction Documents and each of the other documents to be executed by the
     Guarantor;

6.   deliver to the Sellers' Solicitors certified copies of any powers of attorney under which any of the documents referred to in this part 3 of schedule 2 is executed or other evidence satisfactory to the Sellers'
     Solicitors of the authority of the person signing on the Purchaser's behalf; and

7.   procure that, as soon as practicable after Completion, the Company sends to each of the counter-parties to the Distribution Agreements a letter in the agreed form.

                                   SCHEDULE 3

                                   WARRANTIES

In this schedule unless expressly provided to the contrary any reference to the
Company shall include a reference to each Subsidiary such that each of the
Warranties shall be deemed to be given by the Sellers mutatis mutandis in relation to each Subsidiary as well as the Company.

                           PART 1: GENERAL WARRANTIES

1.     INFORMATION

1.1    All information contained in the recitals and in schedules 1 , 5
       (Intellectual Property), and 6 (Properties) together with paragraph 2.2 of Part 4 "IP and IT Warranties" of the Disclosure Letter is true, complete and accurate and not misleading in any respect.

2.     THE SELLERS

2.1    The Sellers have full power and authority to enter into and perform each of the Transaction Documents to which they are a party and each of the
       Transaction Documents constitutes or will, when executed, constitute binding obligations on the Sellers in accordance with their terms, subject to any principles of equity or insolvency law.

2.2    The Sellers have obtained all applicable governmental, statutory, regulatory or other consents, licences, waivers or exemptions required to empower them to enter into and to perform their obligations under the
       Transaction Documents.

3.     THE COMPANY

3.1    The Company has been duly incorporated, is duly organised and is validly existing under the laws of England and Wales. The Company has all requisite corporate powers and authority to own its assets and to conduct the business being carried on by it.

3.2    The copies of the memorandum and articles of association of the Company which are attached to the Disclosure Letter are accurate, complete and up-to-date in all respects and have attached to them copies of all resolutions and agreements which are required to be so attached. The
       Company has complied with its memorandum and articles of association in all material respects and none of the activities, agreements, commitments or rights of the Company is ultra vires.

3.3      Statutory and other books and records

3.3.1       The register of members and all other statutory books of the Company have been properly kept and are up to date and contain true full and accurate records of all matters required to be dealt with therein.

3.3.2       The Company has not received any notice of any application or intended application under the Companies Acts for rectification of the Company's register.

3.3.3       Save as Disclosed, all annual or other returns in relation to the
            Company required to be filed with the Registrar of Companies have been duly and properly filed.

3.4    The Company has complied with all legal requirements relating to the issue of shares and other securities.

3.5    The Company has complied in all material respects with the requirements of all other statutes, regulations or laws binding on it as to the keeping of records and filing of documents with any other agency or authority.

3.6    Save as Disclosed, the Company does not have any of its material records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means
       (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access) are not under the exclusive ownership and direct control of the Company.

3.7    All Encumbrances granted to or by the Company have (if appropriate) been registered in accordance with CA85 or comply with all necessary formalities as to registration or otherwise in any foreign jurisdiction.

3.8    The Company has no subsidiary other than the Subsidiaries. The Company has no subsidiary undertakings which are not also subsidiaries and no participating interest in any undertaking (as defined in s259 CA85) which is not also a subsidiary of the Company.

3.9    Save as Disclosed, all title deeds relating to the material assets of the
       Company and an executed copy of all material agreements to which the
       Company is a party are in the possession or under the control of the
       Company. For these purposes, a contract with a customer of the Company shall be considered material if it either (a) accounted for 1% or more of the Company's revenue in calendar year 2003, or (b) is expected, in accordance with the Company's forecasts, to account for more than 1% of the Company's revenue in calendar years 2004, 2005 or 2006. A contract with a person other than a customer of the Company shall be considered material if it either (a) accounted for 1% or more of the Company's operating expenses in calendar year 2003, or (b) is expected, in accordance with the Company's forecasts, to account for more than 1% of the Company's operating expenses in calendar years 2004, 2005 or 2006 .

3.10   The only directors of the Company are the persons listed as such in schedule 1 and no person is a shadow director (within the meaning of s741
       CA85) or an alternate or de facto director of the Company.

3.11   Save as Disclosed, the Company has not paid nor will pay (in connection with the sale and purchase contemplated by this agreement) any legal, accounting or other professional charges, fees, expenses or commissions relating to the sale of the Shares including, without limitation, any such costs incurred in connection with any investigation of the affairs of the Group or the negotiation, preparation, execution and carrying into effect of this agreement

4.     SHARE CAPITAL

4.1    All of the Shares are validly allotted and issued and fully paid or properly credited as fully paid. All of the shares in the capital of each of the Subsidiaries are validly allotted and issued and fully paid or properly credited as fully paid.

4.2    All unissued shares and any debentures or other securities of the Company are free from and unaffected by any Encumbrance.

4.3    Save as set out in the articles of association of the Company, there are in existence no rights to or options for the issue, allotment or transfer of any loan or share capital of the Company nor any rights to convert any loan or share capital into share capital or share capital of a different description.

4.4    The Company has not:

4.4.1       at any time repaid or redeemed or agreed to repay or redeem any shares of its capital or in any way effected any reduction of its issued share capital; or

4.4.2       at any time purchased its own shares.

4.5    No person is entitled to receive from the Company any fee, brokerage or commission in connection with the sale of the Sellers' Shares or the GE
       Shares or anything contained in them.

5.     CONNECTED BUSINESS

5.1    The Company is not, and has not agreed to become, the holder or beneficial owner of any class of any shares, debentures or other securities of any company anywhere in the world save for the
       Subsidiaries.

5.2    The Company is not a party to any shareholders' agreement or similar arrangement or agreement which purports to regulate, control or otherwise affect the voting or disposition of its shares.

5.3    The Company does not have any place of business or branch or permanent establishment or assets outside its jurisdiction of incorporation, other than its branch operation in Finland.

5.4    Save as Disclosed, the Sellers are not at the date hereof either on their own account or in conjunction with or on behalf of any person, firm or company engaged, concerned or interested, directly or indirectly, whether as shareholder, director, partner, agent or otherwise in any business of a similar nature to or competitive with that carried on by the Company, or which has a close trading relationship with the Company.

5.5    Save for the Subsidiaries, the Company does not take part in or control the management of any other company or business organisation.

6.     ACCOUNTING AND RECORDS

6.1    All the accounts, ledgers and other financial records of the Company required to be kept by law and Relevant Accounting Standards have been properly and accurately kept in all material respects and all the records and books of the Company are in the possession of the Company.

6.2    Under s224 CA85, the accounting reference date of the Company has been, during the last five years, the date specified in schedule 1.

6.3    The Last Accounts:

6.3.1       give a true and fair view of the state of affairs of the Company as at the Last Accounting Date and of their profits or losses for the
            Financial Year ended on the Last Accounting Date;

6.3.2       disclose and make provision or reserve for all actual liabilities at the Last Accounting Date in accordance with and to the extent required by CA85 and Relevant UK Accounting Standards;

6.3.3       disclose and make provision or reserve for (or note in accordance with all Relevant Accounting Standards) all contingent, unquantified or disputed liabilities, all capital commitments and deferred Tax at the Last Accounting Date in accordance with and to the extent required by CA85 and Relevant UK Accounting Standards;

6.3.4       make provision or reserve, in accordance with and to the extent required by CA85 and Relevant UK Accounting Standards, for all Tax
            in respect of all accounting periods ended on or before the Last
            Accounting Date for which the Company was then or might at any time thereafter become or have become liable including (without limitation) Tax:

6.3.4.1          on or in respect of or by reference to the profits, gains or income for any period ended on or before the Last Accounting
                 Date;

6.3.4.2          in respect of any event on or before the Last Accounting Date or provided for in the Last Accounts; and

6.3.4.3          in respect of distributions declared, made or deemed to be made on or before the Last Accounting Date or provided for in the
                 Last Accounts;

6.3.5       Save as Disclosed, have been prepared in a manner consistent with that used in preparing the Accounts for each of the three Financial
            Years preceding the Financial Year ended on the Last Accounting
            Date; and

6.3.6       dealt with the state of affairs and results only of the Company and the Subsidiaries and did not deal with the state of affairs or results of any other undertaking.

6.4    The Accounts for each of the three Financial Years ended on the Last
       Accounting Date:

6.4.1       comply with all the requirements of CA85 and all Relevant UK
            Accounting Standards and in all other respects have been prepared in accordance with generally accepted accounting practices in the
            United Kingdom;

6.4.2       Save as Disclosed, are not affected by any extraordinary,
            exceptional or non-recurring item, by inconsistencies of accounting practices, by transactions entered into otherwise than on normal commercial terms or by any factors rendering the profit or loss of the Company unusually high or low; and

6.4.3       save as Disclosed, were prepared under the historical cost convention and no changes in the bases or policies of accounting have been made to those Accounts.

6.5    Fixed assets

6.5.1       In the Last Accounts, each of the fixed assets is included at a value no higher than its current market value and at a value which is net of depreciation at the rate applied in the preceding three
            Financial Years.

6.5.2       The rate of depreciation adopted in the Accounts for each of the three Financial Years ended on the Last Accounting Date is sufficient for each of the fixed assets of the Company to be written down to its residual value by the end of its useful life.

6.6    Stocks and work-in-progress

6.6.1       Any slow moving stock included in the Last Accounts has been written down appropriately and any redundant or obsolete stock has been wholly written off, and in no case did the value attributed to any stock included in the Last Accounts exceed the lower of cost and net realisable value as at the Last Accounting Date.

6.6.2       All work-in-progress valued in the Last Accounts was valued on a basis excluding profit and including adequate provision for losses which are or could reasonably be anticipated.

6.6.3       The method of valuing stock and work-in-progress and the basis of depreciation and amortisation adopted in the Last Accounts were the same as those adopted in the Accounts for each of the three
            Financial Years preceding the Financial Year ended on the Last
            Accounting Date.

6.7    Debts

6.7.1       The Last Accounts contain full provision for debts considered doubtful at the Last Accounting Date and all known bad debts at the
            Last Accounting Date were written off.

6.7.2       Save as Disclosed, the amount of the debts included in the Last
            Accounts as owing to the Company at the Last Accounting Date, less any provision for doubtful debts in the Last Accounts, has been recovered in full.

6.7.3       Debts since Last Accounting Date

6.7.3.1          As far as the Sellers are aware any debts arising since the
                 Last Accounting Date and still outstanding at Completion should be recoverable in full in the ordinary course of business
                 within the period of 30 days after Completion.

6.7.3.2          Since the Last Accounting Date, no credit notes have been
                 issued to customers except in the normal course of business and in the interests of the goodwill of the Company. The aggregate of all such credit notes issued by the Group as a whole since such date does not exceed (pound)10,000.

6.8    There are:

6.8.1       other than in the ordinary course of business, no loans, guarantees, material undertakings, material commitments on capital account made, given, entered into or incurred by or on behalf of the Company; and

6.8.2       save as Disclosed, no Encumbrances, save for Permitted Security
            Interests, on the assets of the Company or any part thereof which have not been fully discharged on or prior to Completion.

6.9    Management Accounts

6.9.1       The Management Accounts were prepared in accordance with the accounting policies of the Company and the Group and in a manner consistent with that adopted in the preparation of its management accounts for all periods ended during the twelve months prior to the
            Last Accounting Date.

6.9.2       Having regard to the purpose for which the Management Accounts were prepared, they are reasonably accurate (which shall for these purposes mean that each number within the Management Accounts is accurate to within 5%).

6.10   Forecast

6.10.1      The forecast of the future earnings of the Company, a copy of which appears at tab 23 in folder five annexed to the Disclosure Letter, was made in good faith on the basis of the assumptions and projections stated therein.

7.     POSITION SINCE LAST ACCOUNTING DATE

       Since  the Last Accounting Date:

7.1    there has been no material adverse change in the financial or trading position and, so far as the Sellers are aware, no event, fact or matter has occurred which is likely to give rise to any such change, and there has been no damage, destruction or loss (whether or not covered by insurance) having a material effect the same;

7.2    there has been no interruption or alteration in the nature, scope or manner of the Company's business which business has been carried on in the ordinary and usual course of business so as to maintain it as a going concern;

7.3    save as Disclosed, the Company has paid all its creditors in excess of
       (pound)25,000 within any agreed time for payment and no amounts are owed by the Company which are overdue for payment by more than 60 days;

7.4    the Company has not repaid any borrowing or indebtedness in advance of its stated maturity nor has it become bound or liable to do so;

7.5    the Company has not, except in the ordinary course of business, acquired, sold, transferred or otherwise disposed of any assets of whatsoever nature;

7.6    the Company has not cancelled, waived, released, compromised, assigned or discontinued any rights, debts or claims;

7.7    no contract, liability or commitment in respect of capital expenditure or customer or supplier agreements has been entered into by the Company which is of more than three years' duration or which involved or could involve expenditure by the Company in excess of (pound)100,000;

7.8    save as Disclosed, the Company has not engaged or dismissed any employee earning a rate of remuneration, including benefits and bonuses, in excess of (pound)50,000 per annum and the Company is under no contractual or other obligation to change the terms of service of any director, executive or employee;

7.9    save as Disclosed, no sum or benefit has been paid or granted or agreed to be paid or granted to any executive, director or employee of the
       Company by way of remuneration, bonus, incentive or otherwise in excess of the amounts paid or granted to them by the Company at the Last
       Accounting Date so as to increase their total emoluments;

7.10   (except for any dividends provided for in the Last Accounts) no dividends, bonuses or other distributions have been declared, paid or made by the Company;

7.11   no share or loan capital of the Company has been allotted or issued or agreed to be allotted or issued nor has any option or right thereover been granted;

7.12   the Company has not undergone any capital reorganisation or change in its capital structure;

7.13   save as Disclosed, no resolution of the members of the Company has been passed (whether in general meeting or otherwise);

7.14   all transactions between the Company and the Sellers have been on arm's length terms;

7.15   there has been no unusual increase or decrease in the level of the stock of the Company nor has the Company written up any fixed assets or stocks;

7.16   there has been no material increase or decrease in the levels of debtors or creditors or in the average collection or payment periods for the debtors and creditors respectively;

7.17   there has been no material reduction in the average monthly cash balances of the Company from those set out in the Last Accounts;

7.18   the Company has not paid or incurred or received any intra-group management charges or paid or received any intra-group interest charges;
       and

7.19   there have been no capital injections from or forgiveness of debt by the
       Sellers.

8.     FINANCIAL MATTERS

8.1    All dividends and distributions declared, made or paid by the Company at any time were, when declared, made or paid, in accordance with the requirements of general law and the articles of association of the
       Company.

8.2    Borrowing

8.2.1       The aggregate Indebtedness of the Company does not exceed any maximum stipulated in any debenture, charge or other document binding on the Company.

8.2.2       Save as Disclosed, the Company has not factored any debts, or engaged in any financing arrangements or arrangements having the commercial effect of borrowing, not shown in the Last Accounts.

8.2.3       There are no debts owing to the Company other than trade debts incurred in the ordinary and usual course of business which trade debts do not exceed (pound)3,000,000 in aggregate (and none of which exceeds (pound)500,000).

8.3    Bank statements correct

8.3.1       The statement of the credit and debit balances on the Company's bank accounts as at the last Business Day prior to the Completion Date supplied to the Purchaser at Completion is correct and the bank accounts in respect of which such statements will be supplied are the only bank accounts of the Company.

8.3.2       The list of unpresented cheques and uncleared cheques supplied to the Purchaser at Completion is correct.

8.4    No early repayment of Indebtedness

8.4.1       The Company has received no notice from any person of an intention to require repayment of any Indebtedness before the stated date of its maturity or to enforce any security given in relation to such
            Indebtedness and the Sellers are aware of no circumstances which will or might give rise to such a notice or of any contravention of or default in any of the terms of any such Indebtedness.

8.4.2       There has not occurred any event of default or any other event or circumstance which would entitle any person to call for early repayment under any agreement relating to any Indebtedness or to enforce any security given by the Company (or, in either case, any event or circumstance which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event or circumstance).

8.5    The Sellers have no knowledge or belief that any of the Indebtedness arrangements to which the Company is a party will be terminated or adversely affected as a result of the provisions of this agreement and the sale and purchase of the Shares under this agreement.

8.6    Save as Disclosed, there is no outstanding Indebtedness or liability
       (actual or contingent) between the Company and the Sellers or between the
       Company and any directors, officers or employees of the Company or the
       Sellers (save for accrued salary) or any relatives or controlled companies of any such persons and no security for any such Indebtedness or liability has been given and remains outstanding.

8.7    No act or transaction has been effected or agreed to be effected by the
       Company or the Sellers including the sale of the Shares in consequence of which:

8.7.1       the Company is or may be liable to refund or repay the whole or part of any investment or other grant, subsidy or allowance; or

8.7.2       any such grant, subsidy or allowance for which application has been made by the Company will or may not be paid or will or may be reduced.

8.8    There is not outstanding any agreement or arrangement which establishes any guarantee, indemnity, suretyship, form of comfort or support (whether or not legally binding):

8.8.1       given by the Company in respect of the obligations or solvency of any third party;

8.8.2       given by any third party in respect of the obligations or solvency of the Company; or

8.8.3       given by the Sellers in respect of any liability of the Company.

9.     CONTRACTUAL MATTERS

9.1    The execution of and compliance with the terms of this agreement will not:

9.1.1       conflict with or result in a breach of the terms of any subsisting agreement, arrangement or instrument binding on the Company;

9.1.2       cause the Company automatically to lose the benefit of any right, licence or privilege it enjoys at present or, as far as the Sellers are aware, cause any person who normally does business with the
            Company not to continue to do so on the same basis as previously;

9.1.3       relieve any person of any obligation to the Company (whether contractual or otherwise) or enable any person to determine such obligation or any right or benefit enjoyed by the Company or to exercise any right whether under an agreement with or otherwise in respect of the Company;

9.1.4       result in any liability of the Company being created or increased;
            or

9.1.5       result in any present or future Indebtedness of the Company becoming due or payable or capable of being declared due and payable prior to its date of maturity,

            and, so far as the Sellers are aware, the attitude or actions of clients, customers and suppliers with regard to the Company will not be prejudicially affected by the execution of and compliance with the terms of this agreement.

9.2    Schedule 9 sets out a complete and accurate list of all material contracts and arrangements to which the Company is a party or by which it is bound and complete and accurate copies of all such contracts and arrangements are attached to the Disclosure Letter. For these purposes, a contract with a customer of the Company shall be considered material if it either (a) accounted for 1% or more of the Company's revenue in calendar year 2003, or (b) is expected, in accordance with the Company's forecasts, to account for more than 1% of the Company's revenue in calendar years 2004, 2005 or 2006. A contract with a person other than a customer of the Company shall be considered material if it either (a)
       accounted for 1% or more of the Company's operating expenses in calendar year 2003, or (b) is expected, in accordance with the Company's forecasts, to account for more than 1% of the Company's operating expenses in calendar years 2004, 2005 or 2006.

9.3    Significant customers and suppliers

9.3.1       Save as Disclosed, no customer or supplier (including any person connected in any way with any such customer or supplier) accounts or is expected to account in calendar years 2004 or 2005 either for more than ten per cent. of the aggregate value of all purchases or for more than ten per cent. of the aggregate value of all sales of the Company Group taken as a whole.

9.3.2       No customer or supplier of the Company of goods or services who has represented more than ten per cent. in value of all purchases from or supplies to the Group as a whole over any given period of 12 consecutive months within the last five years prior to this agreement ("Significant Customer or Supplier") has, during the period of 12 months prior to this Agreement, ceased to trade or reduced trade with, or formally indicated an intention to cease to trade or reduce trade with, the Company. During the period of 12 months prior to the date of this agreement, the terms of trade of the Company with each Significant Customer or Supplier have not significantly changed to the detriment of the Company and the
            Sellers are not aware that any cessation or substantial reduction in trade or change in terms is likely after Completion.

9.4    There is not outstanding any contract or arrangement to which the Company is a party or by which it is bound which:

9.4.1       is outside the ordinary course of business of the Company;

9.4.2       is of a long-term nature (that is to say, unlikely to be fully performed within three years of it being entered into);

9.4.3       upon completion by the Company of its work or the performance of its other obligations under it, is, so far as the Sellers are aware, likely to result in a loss for the Company which is not fully provided for in the Last Accounts or which is not expected to make a profit;

9.4.4       save as Disclosed, involves any payments to be made by the Company by reference to fluctuations in the Retail Prices Index or any other variable index;

9.4.5       is otherwise than by way of a bargain at arm's length;

9.4.6       is one pursuant to which the Company has sold or otherwise disposed of any company or business in circumstances such that it remains subject to any liability (whether contingent or otherwise) which is not fully provided for in the Last Accounts;

9.4.7       save as Disclosed, is a currency and/or interest rate swap agreement, asset swap, future rate or forward rate agreement, interest cap, collar and/or floor agreement or other exchange or rate protection transaction or combination thereof or any option with respect to any such transaction or any other similar
            transaction to which the Company is a party;

9.4.8       save as Disclosed, restricts the Company's freedom of action in relation to its normal business activities;

9.4.9       save as Disclosed, requires the supply of goods and/or services by or to the Company, the aggregate value of which exceeds five per cent of the total value of all supplies of goods and/or services made to or by the Company in its last completed Financial Year; and

9.4.10      is a bid, tender, proposal or offer which, if accepted, would result in the Company becoming a party to any agreement or arrangement of a kind described in any of paragraphs 9.4.1 to 9.4.9 above.

9.5    With respect to each contract or arrangement to which the Company is a party or by which it is bound:

9.5.1       the Company has duly performed and complied in all material respects with each of its obligations thereunder;

9.5.2       there has been no delay, negligence or other default on the part of the Company and no event has occurred which, with the giving of notice or passage of time, will constitute a default by the Company thereunder;

9.5.3       there are no grounds for rescission, avoidance, repudiation or termination by the other party to such contract or arrangement and the Company has not received any notice of termination; and

9.5.4       so far as the Sellers are aware, none of the other parties thereto is in default or, so far as the Sellers are aware, is likely to become in default thereunder.

9.6    Save as Disclosed, except in the ordinary course of business no tender, quotation or offer issued by the Company and still outstanding is or will be capable of giving rise to a contract merely by an order acceptance or other action by another party.

9.7    Contracts - connected persons

9.7.1       There is not outstanding and there has not at any time been outstanding any agreement, arrangement or understanding (whether legally enforceable or not) to which the Company is a party and in which:

9.8.1.1          any director or former director of the Company or any connected person is or has been interested, whether directly or
                 indirectly;

9.8.1.2          any of the Sellers are interested save for agreements for the sale or supply of goods or services on arm's length commercial terms.

9.7.2       Save as Disclosed, the Company does not:

9.8.3.1          receive any supply of goods or services from the Sellers; or

9.8.3.2          depend in any material respect upon the use of assets owned by, or facilities or services provided by, the Sellers,

            the cessation of which would adversely affect the Company or the replacement of which would require material effort or expenditure by the Company.

9.8    Save as Disclosed, the Company is not a member of, or party to, any association, partnership, joint venture, consortium, profit or loss sharing arrangement or agency, licensing, marketing, distributorship, purchasing or manufacturing agreement or arrangement.

9.9    Competition and fair trading

9.9.1       The Company has not at any time been a party to (or concerned in)
            any agreement, arrangement, concerted practice or course of conduct which:

9.10.1.1         was registrable under the provisions of the Restrictive Trade
                 Practices Act 1976 (as amended);

9.10.1.2         contravened the provisions of the Resale Prices Act 1976;

9.10.1.3         infringes Article 81 and/or Article 82 of the EC Treaty
                 (formerly the EEC Treaty or the Treaty of Rome);

9.10.1.4         infringes Article 53 and/or Article 54 of the Agreement on the
                 European Economic Area;

9.10.1.5         falls within the prohibitions contained in Chapter I or Chapter
                 II of the Competition Act 1998; or

9.10.1.6         otherwise infringes the competition legislation or practice of any other jurisdiction.

9.9.2       The Company has not received any process, notice or other
            communication (formal or informal) by or on behalf of the Office of
            Fair Trading (whether under the Fair Trading Act 1973, the
            Competition Act 1980, the Competition Act 1998 or otherwise), the
            Competition Commission, the Secretary of State for Trade and
            Industry, the European Commission, or any other authority having jurisdiction in competition matters in relation to any aspect of the business of the Company or any agreement, arrangement, concerted practice or course of conduct to which the Company is, or is alleged to be, a party.

9.9.3       The Company is not subject to any order, judgement, decision or direction given by any court or governmental or regulatory authority and notified to the Company, or party to any undertaking or assurance given to any such court or authority, in relation to competition matters which is still in force.

9.10   the Company has not at any time:

9.10.1      entered into any transaction at an undervalue (within the meaning of
            s238 or s339 or s423 Insolvency Act 1986) with any other person;

9.10.2      been given any preference (within the meaning of s239 or s340
            Insolvency Act 1986) by any other person; or

9.10.3      as far as the Sellers are aware, entered into any other transaction which is void or voidable (whether in whole or in part) or received any benefit or acquired any asset which is or may be liable to be returned or repaid (whether in whole or in part).

9.11   No act or transaction has been effected by or on behalf of the Company involving the making or authorising of any payment, or the giving of anything of value, to any government official, political party, party official or candidate for political office for the purpose of influencing the recipient in his or its official capacity in order to obtain business, retain business or direct business to the Company or any other person or firm.

10.    ASSETS

10.1   Save as Disclosed, all of the material assets owned by the Company (other than the Properties and the Company's Intellectual Property) are the
       sole, absolute property of the Company and there is not now outstanding any Encumbrance save for any Permitted Security Interest over the whole or any part of the undertaking, property or assets of the Company and none of the material assets now owned or used by the Company (other than the Properties and the Company's Intellectual Property) is the subject of any Encumbrance save for any Permitted Security Interest or any hire purchase, leasing, lease, purchase or credit sale agreement.

10.2   Possession and third party facilities

10.2.1      Save as Disclosed, all of the assets owned by the Company, or in respect of which the Company has a right of use, are in the possession or under the control of the Company.

10.2.2      Where any material assets are used but not owned by the Company or any facilities or services are provided to the Company by any third party, there has not occurred any event of default or any other event or circumstance which may entitle any third party to terminate any agreement or licence in respect of the provision of such facilities or services (or any event or circumstance which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event or circumstance).

10.3   The assets of the Company and the facilities and services to which the
       Company has a contractual right include all rights, properties, assets, facilities and services necessary for the carrying on of the business of the Company in the manner in which it is currently carried on.

10.4   All the plant, machinery, equipment and vehicles used by the Company in the conduct of its business:

10.4.1      are, so far as the Sellers are aware, in a reasonable state of repair and condition, are in reasonable working order and have been regularly and properly maintained in accordance with the appropriate technical specifications, safety regulations and the terms and conditions of any applicable agreement;

10.4.2      are capable of performing properly the function for which they are currently used or intended; and

10.4.3      are, so far as the Sellers are aware, not dangerous, inefficient, obsolete or in need of renewal or expected to require replacement, repair or additions within the six months following Completion at a cost in excess of (pound)5,000.

10.5   Of the plant, machinery, equipment and vehicles included in the Last
       Accounts or acquired by the Company since the Last Accounting Date:

10.5.1      none has been sold or disposed of other than on open market arm's length terms; and

10.5.2      none was, or has been, agreed to be acquired at a price in excess of market value at the time of acquisition.

10.6   The asset registers of the Company details of which are set out in the
       Disclosure Letter comprise an accurate record of all the material plant, machinery, equipment and vehicles owned or possessed by the Company.

10.7   The stock now held by the Company is not excessive and is adequate in relation to the current trading requirements of the Company. None of that stock is obsolete or slow moving and it is all capable of being sold or used by the Company in the ordinary course of its business.

11.    LITIGATION

11.1   Save as Disclosed, the Company is not engaged, either on its own account or vicariously, in any suit, action, litigation, arbitration or tribunal proceedings

       or any governmental investigations. In addition no such suit, action, litigation, arbitration or tribunal proceedings or governmental investigations are threatened or pending by the Company or are threatened against and notified to the Company or, so far as the Sellers are aware, are pending against the Company, and so far as the Sellers are aware there are no circumstances likely to lead to any such suit, action, litigation, arbitration or tribunal proceeding or governmental investigations.

11.2   So far as the Sellers are aware, the Company has not manufactured, sold or supplied any product or service which is or was or will become in any material respect faulty, defective, or dangerous or which does not comply in any material respect with any warranties or representations expressly or impliedly made by the Company or with all applicable laws, regulations, standards and requirements.

12.    INSOLVENCY ETC.

12.1   The Company has not stopped payment, nor is it insolvent or deemed unable to pay its debts within the meaning of s123 Insolvency Act 1986.

12.2   No order has been made, petition presented or meeting convened for the purpose of considering a resolution for the winding up of the Company or for the appointment of any provisional liquidator. No petition has been presented for an administration order to be made in relation to the
       Company, and no administrator or receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the property, assets and/or undertaking of the Company.

12.3   No composition in satisfaction of the debts of the Company, or scheme of arrangement of its affairs, or compromise or arrangement between it and its creditors and/or members or any class of its creditors and/or members, has been proposed, sanctioned or approved.

12.4   No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of any of the property, assets and/or undertaking of the
       Company.

12.5   No person who now is, or who at any time within the last three years was, a director or officer of the Company is, or at any material time was, subject to any disqualification order under CA85, the Insolvency Act 1986 or the Company Directors Disqualification Act 1986.

12.6   So far as the Sellers are aware, no events or circumstances analogous to any of those referred to in the preceding paragraphs 12.1 to 12.5 have occurred in any jurisdiction outside England and Wales.

12.7   So far as the Sellers are aware, no circumstances exist which are likely to give rise to the occurrence of any events or circumstances described in the preceding paragraphs 12.1 to 12.6.

13.    POWERS OF ATTORNEY

       The Company has given no powers of attorney and no other authority express, implied or ostensible which is still outstanding or effective to any person to enter into any contract or commitment to do anything on its behalf other than the authority of employees to enter into routine trading contracts in the normal course of their duties.

14.    REGULATORY MATTERS

14.1   Licences

14.1.1      In this paragraph 14, reference to licences, permission,
            authorisations and consents do not include any licences,
            permissions, authorisations and consents relating to the Properties and Intellectual Property. The Company has obtained all licences, permissions, authorisations and consents required for carrying on its business effectively in the places and in the manner in which such business is now carried on and a summary of all such licences, permissions, authorisations and consents is set out in the
            Disclosure Letter.

14.1.2      The licences, permissions, authorisations and consents referred to in paragraph 14.1.1 are in full force and effect, are not limited in duration or subject to any unusual or onerous conditions and have been complied with in all material respects.

14.1.3      So far as the Sellers are aware, there are no circumstances which indicate that any of the licences, permissions, authorisations or consents referred to in paragraph 14.1.1 will or are likely to be suspended, cancelled or revoked or not renewed, in whole or in part, in the ordinary course of events (whether as a result of the acquisition of the Shares by the Purchaser or otherwise).

14.2   Compliance with laws

14.2.1      The Company has conducted its business and corporate affairs in accordance with its memorandum and articles of association and in all material respects in compliance with all applicable laws and regulations (whether of the United Kingdom or any other
            jurisdiction).

14.2.2      The Company is not in breach of any order, decree or judgement of any court or any governmental or regulatory authority (whether of the United Kingdom or any other jurisdiction) notified to the
            Company.

14.2.3      As far as the Sellers are aware, none of the Company's officers, agents or employees has done or omitted to do any act or thing, the commission or omission of which is or could be a contravention of any law or regulation (whether of the United Kingdom or any other jurisdiction).

14.2.4      So far as the Sellers are aware, no commissions, discounts, rebates or other inducements, whether of cash or in kind, have been given by the Company or its officers or employees where the same are capable of forming the basis of criminal prosecution of the Company or any of its officers or employees or are in contravention of any rule or regulation of law binding on the Company.

14.3   Product Approvals

14.3.1      The Disclosure Letter contains full details of all the approvals obtained by the Company in respect of its products which are in full force and effect.

15.    INSURANCE

15.1   Save as Disclosed, all material assets of the Company of an insurable nature have at all times been and are insured in amounts to the full replacement value thereof against such risks as are appropriate for a company of the size and nature of the Company. The Company has during the three years prior to Completion been covered against accident, third party, public liability, product liability and other risks normally covered by insurance to a level that the Company reasonably considers adequate and nothing has been done or omitted to be done by or on behalf of the Company which would make any policy of insurance void or voidable or enable the insurers to avoid the same and there is no claim outstanding under any such policy and the Sellers are not aware of any circumstances likely to give rise to such a claim or result in an increased rate of premium.

15.2   The Company is not in default under any of its insurance policies, which are in full force and effect.

15.3   There is set out in the Disclosure Letter an accurate summary of the
       Insurance Policies.

15.4   The Company has not, within the period of 12 months prior to Completion, suffered any uninsured losses nor waived any rights of material or substantial value or allowed any insurances to lapse.

15.5   Save as Disclosed, the complete record of insurance claims of the Company for the last three years is set out in the Disclosure Letter.

                          PART 2: EMPLOYMENT WARRANTIES

1.   INTERPRETATION

     In this part 2 of schedule 5, the following words and expressions shall have the following meanings:

     "EMPLOYEES" means those persons employed by the Company details of whom have been provided to the Purchaser;

     "EMPLOYMENT LAW" means all and any laws, common law, statutes, directives, recommendations, regulations, notices, codes of practice, guidance notes, judgments, decrees or orders, whether of the European Community or the
     United Kingdom or any other relevant jurisdiction, relating to or connected with the employment of employees and workers and/or their health and safety at work;

     "EMPLOYMENT LIABILITIES" means all actions, proceedings, costs (including legal costs), losses, damages, fines, penalties, compensation, awards, demands, orders, expenses and liabilities connected with or arising from the following:

     (1)  unfair dismissal claims;

     (2)  any obligation to pay and/or claims in respect of statutory redundancy payments;

     (3)  any obligation to pay and/or claims in respect of contractual redundancy payments, howsoever arising, or any redundancy or other termination payments payable pursuant to any occupational pension scheme;

     (4)  any claims under the Sex Discrimination Act 1975 (as amended), the
          Equal Pay Act 1970, the Race Relations Act 1976, the Disability
          Discrimination Act 1995, the Part-Time Workers (Prevention of Less
          Favourable Treatment) Regulations 2000 or the Fixed Term Employees
          (Prevention of Less Favourable Treatment) Regulations 2002 or other equality legislation;

     (5)  any claim under the Employment Rights Act 1996;

     (6)  any claim or liability pursuant to the National Minimum Wage Act 1998, the Data Protection Act 1998, the Public Interest Disclosure Act 1998
          or the Working Time Regulations 1998;

     (7)  any claim under the Treaty of Rome or any EU Directive or Regulation;

     (8)  any claim arising from any obligation or duty (whether statutory or otherwise) owed by the Company to any trade union, or the
          representatives thereof, or any other employees or employees'
          representative(s), including, without limitation, any claim by any person in respect of non-provision of information or inadequacy of consultation;

     (9)  any claim pursuant to the Transfer of Undertakings (Protection of
          Employment) Regulations 1981;

     (10) any claim arising from any obligation or duty (whether express or implied) pursuant to or in connection with contracts of employment including, without limitation, any claim for salary, wages, commission, bonus, remuneration, benefits, payment in lieu of notice or wrongful dismissal damages (including, without limitation, any claim for loss of share option rights or other rights connected with shares);

     (11) any damages arising in a personal injury claim and/or any claim pursuant to health and safety legislation (including any associated codes, regulations and other requirements having the force of the law); and

     (12) any claim arising from any other Employment Law.

2.   TRADE UNION RECOGNITION

     The Company does not recognise any trade union or other body representing its employees (or any of them) for the purpose of collective bargaining or other negotiating purposes, nor has the Company done any act which might be construed as recognition or received a request for recognition of any such body or to set up any works council or other representative body and, so far as the Sellers are aware, no such request is pending.

3.   BREACHES OF APPLICABLE LAW

     The Company has not in any material respect breached any obligations imposed on it by any relevant statutes, regulations, instruments, collective agreements, recognition agreements, contractual obligations and any other Employment Laws applying to the jurisdiction in which such entity is incorporated or carries on business which are owed to or in respect of its employees.

4.   SERVICE CONTRACTS

     Save as Disclosed, there are no existing service or other agreements or contracts between the Company and any of their directors or executives or employees which cannot be lawfully terminated by three calendar months'
     notice or less without giving rise to any claim for damages, reinstatement or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal or, in either case, the equivalent in any relevant jurisdiction), and the Company has complied with all its material obligations under all legislation, regulations, contracts and other requirements having the force of law (including, without limitation, codes, orders and awards) in connection with its employees, directors and consultants and any trade unions and employees' representatives and with all collective agreements.

5.   INFORMATION

     The Disclosure Letter contains:

5.1  the dates of birth and commencement of employment or engagement of all persons who will at the Completion Date be employees or directors of, or consultants to, the Company;

5.2  the standard employment contract of the Company, which sets out, save as
     Disclosed, details of all remuneration and emoluments (including any bonus or commission entitlements) payable and any other benefits (including, for the avoidance of doubt, permanent health insurance) provided or which the
     Company is bound to provide (whether now or in the future) to all such persons mentioned in paragraph 6.1.1 together with the terms on which such remuneration emoluments and benefits are payable; and

5.3  details of all other material terms and conditions of employment or engagement of such persons,

     all of which information is true.

6.   VARIATION OF TERMS OF EMPLOYMENT

6.1  The Company is not involved in negotiations (whether with directors, employees, consultants or any trade union or other employees'
     representatives) to vary the terms and conditions of employment or engagement of any of its employees, directors or consultants, nor has it made any representations, promises, offers or proposals to any of its employees, directors or consultants or to any trade union or other employees' representatives concerning or affecting the terms and conditions of employment or engagement of any of its employees, directors or consultants.

6.2  During the last 12 months the Company has not implemented or effected any variations or improvements in the terms and conditions of employment or engagement of any of its employees, directors or consultants, save for annual salary reviews or increases details of which are set out in the
     Disclosure Letter.

6.3  Save as Disclosed, during the last two years the Company has not dismissed any employee.

6.4  The Company is under no contractual or other obligation to change the terms of service of any director, employee or consultant.

7.   INCENTIVE SCHEMES

     Save as Disclosed, the Company does not have, nor is it proposing to introduce, any share incentive scheme, share option scheme or profit sharing, bonus, commission or other such incentive scheme for any of its directors or employees.

8.   RESIGNATIONS

8.1  Save as Disclosed, no employee or director of the Company earning in excess of (pound)25,000 per annum has resigned in the last 12 months.

8.2  The Company has not received any notice of resignation from any director or employee earning in excess of (pound)25,000 per annum that has not expired.

9.   BENEFITS

     The Company has discharged its obligations in full in relation to salary, wages, fees, commission, bonuses, overtime pay, holiday pay, sick pay and all other benefits and emoluments and other contractual negotiations relating to its employees, directors and consultants in respect of the period prior to the Completion Date.

10.  DISPUTES

     There is no existing or threatened or pending industrial or trade dispute involving and notified to the Company and any of its employees, no such dispute, strike or other industrial action has occurred in the last 12 months, and the Sellers are not aware of any facts which indicate that any such dispute is likely (including, without limitation, the sale of the
     Shares pursuant to this agreement). There are no agreements or arrangements
     (whether oral or in writing or existing by reason of custom and practice and whether or not legally binding) between the Company and any trade union or other employees' representatives or organisation concerning or affecting the Company's employees.

11.  REDUNDANCIES

     The Company has neither given notice of any redundancies to the Secretary of State or any other appropriate body in any other jurisdiction nor started consultations with any independent trade union or employees'
     representatives within the last 12 months in relation to any of the
     Company's employees. So far as the Sellers are aware, no circumstances have arisen under which the Company is likely to be required to pay damages for wrongful dismissal or breach of contract, to make any contractual or statutory redundancy payment or make or pay any compensation in respect of unfair dismissal, to make any other payment under any Employment Law or to reinstate or re-engage any former employee.

12.  REDUNDANCY PAYMENTS

     The Company has not adopted, whether informally or formally and whether in writing or otherwise, any policy or practice of making redundancy payments in excess of statutory minima nor, save as Disclosed, has it made any such redundancy payments within the period of two years prior to Completion.

13.  IMPLEMENTATION OF REDUNDANCIES

     The Company does not have, either formally or informally and whether or not reduced to writing, any custom or practice of implementing redundancies on a selective basis in accordance with specific procedures, criteria or formulae.

14.  CLAIMS

     The Sellers are not aware of any circumstances under which the Company may be required to pay damages or compensation, or suffer any penalty or be required to take corrective action or be subject to any form of sanction under the Employment Rights Act 1996, the Trade Union and Labour Relations
     (Consolidation) Act 1992, the Transfer of Undertakings (Protection of
     Employment) Regulations 1981, the Sex Discrimination Act 1975, the Equal
     Pay Act 1970, the Treaty of Rome or any Directive or recommendation made pursuant to it,

     the Race Relations Act 1976, the Disability Discrimination Act 1995, the
     National Minimum Wage Act 1998, the Data Protection Act 1998, the Public
     Interest Disclosure Act 1998, the Working Time Regulations 1998, the
     Part-Time Workers (Prevention of Less Favourable Treatment) Regulations
     2000 or any other Employment Law. There are no current, pending or threatened claims of any type against and notified to the Company by any existing or former employees or directors of the Company or by any existing or former consultants to the Company.

15.  GRIEVANCE PROCEDURES

     Save as Disclosed, no Employee has instituted any internal grievance procedure, corporate information disclosure procedure or malpractice notification procedure nor has any Employee been the subject of disciplinary proceedings in the last 12 months by reason of misconduct or suspected misconduct.

16.  EFFECT OF COMPLETION

     Save as Disclosed, Completion will not give rise to the payment of any remuneration, payments or benefits or any enhancements or accelerations thereof to any Employee, director or consultant whether in accordance with their contractual terms and conditions or otherwise. Save as Disclosed,
     Completion will not enable any Employee, director or consultant to exercise any rights whether in accordance with their contractual rights or otherwise which would not otherwise have been triggered.

17.  DISCRIMINATORY PRACTICES

     As far as the Sellers are aware, the composition of the Company's workforce, its policies and practices and the benefits it provides to its directors, employees and consultants does not suggest that the Company or any member of its senior management operates whether knowingly or unknowingly any practice or policies which are discriminatory whether directly or indirectly on the grounds of sex, age, religion or belief, marital status, race, national origin, colour, sexual orientation or disability or on the grounds of being a part-time worker or a fixed term employee.

                        PART 3: ENVIRONMENTAL WARRANTIES

1.     COMPLIANCE WITH ENVIRONMENTAL LAWS

1.1    So far as the Sellers are aware, the Company is currently complying in all material respects with all Environmental Laws and, so far as the
       Sellers are aware, has at all times complied with all Environmental Laws in all material respects.

2.     PERMITS

2.1    All Permits required by the Company for the lawful conduct of the business of the Company or use of the Properties have been obtained
       (copies of which are set out in the Disclosure Letter) and are in full force and effect and the terms and conditions have been complied with in all material respects at all times. So far as the Sellers are aware no
       Permits are subject to onerous conditions.

3.     HAZARDOUS MATTER

So     far as the Sellers are aware no Hazardous Matter is or has been generated, used, kept, treated, transported (including transportation in pipes and pipe works), spilled, deposited, disposed of, discharged, emitted or otherwise dealt with or managed at, on, under or from any
       Properties or Former Properties by the Company.

4.     ENVIRONMENTAL STATES OF AFFAIRS

       So far as the Sellers are aware there are no current events, states of affairs, conditions, circumstances, activities, practices, incidents or actions at, in, under or about the Properties or the Former Properties or in or about the conduct of the business of the Company which may give rise to liability under Environmental Laws.

5.     STORAGE TANKS

5.1    So far as the Sellers are aware no storage tanks (excluding water tanks)
       of any kind, including related pipe work and bunding, are currently or have been located at any time on or under any Properties or any Former
       Properties.

5.2    The Sellers are not aware as at the date of this agreement of any circumstances in relation to storage tanks at or near to any of the
       Properties which could cause any material disruption to the Company after the Completion Date.

6.     NOTICE OF CLAIMS

       At no time has the Company had knowledge of and/or received any notice, claim, demand or other communication alleging any actual or potential liability under Environmental Laws.

7.     ENVIRONMENTAL REPORTS

       So far as the Sellers are aware, all written or electronic information, data, letters, documents, files, correspondence, tables, memoranda and reports in the possession, custody

       or control of the Sellers and/or the Company or their respective agents or advisers relating to compliance or non-compliance with Environmental
       Laws, the state and condition of the Environment at or about the
       Properties and/or Former Properties and/or the presence of Hazardous
       Matter at or about the Properties and/or Former Properties have been
       Disclosed.

8.     ENVIRONMENTAL INSURANCE

       All information relating to any insurance cover for any environmental risk obtained by the Company or refused has been disclosed.

                           PART 4: IP & IT WARRANTIES

1.     DEFINITIONS

       In this part 4 of schedule 3, the following words and expressions shall have the following meanings:

       "COMPANY SYSTEMS" means the computer and data processing systems, information and communications technologies used in or for the business of the Company including hardware, Software (whether proprietary or third party owned), networks, data storage devices, printers, VDU's, firmware, dedicated power supplies, cabling, peripherals and associated documentation;

       "LICENCES IN" means the licences of Intellectual Property which have been granted to the Company;

       "LICENCES OUT" means the licences of Intellectual Property which have been granted by the Company to third parties including the Sellers;

       "REGISTERED INTELLECTUAL PROPERTY" means those Intellectual Property rights owned by the Company that have been or are in the process of being registered with any national or international registry, (including all renewals, extensions and applications for registration); and

       "SOFTWARE" means any and all forms of computer program, including, without limitation, applications and operating systems and in each case whether in source, object or machine form.

2.     REGISTERED RIGHTS

2.1    All fees relating to the Registered Intellectual Property due on or before Completion have been paid in full.

2.2    The material particulars as to registration of (and applications to register) the Registered Intellectual Property (including priority and renewal dates) are set out in schedule 5 and the Company is the sole registered proprietor of the Registered Intellectual Property.

2.3    Neither the validity or subsistence of the Registered Intellectual
       Property, nor the Company's right, title and interest in the Registered
       Intellectual Property, is the subject of any current challenge, claim or proceedings (including for opposition, cancellation, revocation or rectification), and nor has it been in the preceding 6 years. The Sellers are not aware of any threatened or pending challenge, claim or proceedings, and nor as far as the Sellers are aware has there been any such threatened or pending challenge, claim or proceedings in the preceding 6 years. So far as the Sellers are aware, there are no facts or matters which might give rise to any such challenge, claim or proceedings.

3.     RIGHTS TO USE

3.1    The Intellectual Property owned by the Company is not the subject of any material Licences Out except as set out in schedule 5. For these purposes, a Licence Out shall be considered material if, whether alone or in conjunction with other agreements with the same party, it either (a) accounted for 1% or more of the Company's revenue in calendar year 2003, or (b) is expected, in accordance with the Company's forecasts, to account for more than 1% of the Company's revenue in calendar years 2004, 2005 or 2006. Save as Disclosed the Licences Out do
       not restrict the Company from using such Intellectual Property.

3.2    The Company owns or has authority to use all the Intellectual Property it uses to carry on its business as at Completion, and as far as the Sellers are aware such rights and the Company's ability to use such rights will not be affected by the acquisition of the Shares by the Purchaser.

3.3    Any person commissioned by the Company who, either alone or with others, creates, develops, invents or has created, developed or invented,
       Intellectual Property for the Company, and all employees as a matter of course, have entered into a written agreement with the Company (a copy of which is attached to the Disclosure Letter) which obliges them to disclose and to assign such Intellectual Property to the Company.

4.     INFRINGEMENT

4.1    The Company is not engaged in any activities which infringe or misuse the
       Intellectual Property of any third party and has not been engaged in any such activities during the past 6 years. This warranty does not extend to activities of the Company pursuant to any Licence In save to the extent that any such infringement arises as a result of the breach by the
       Company of that Licence In.

4.2    No claim has been made by a third party in respect of which the Company has received notice which alleges that the operations of the Company infringe/misuse, the Intellectual Property of a third party or which otherwise disputes the right of the Company to use the Intellectual
       Property owned or used by it.

4.3    No claim has been made by the Company in the past twelve years which alleges that a third party is infringing or misusing or is likely to infringe/misuse, the Intellectual Property owned or used by the Company.
       So far as the Sellers are aware, no circumstances exist which are likely to give rise to such a claim.

4.4    So far as the Sellers are aware, the Company is not engaged in any activities which involve the misuse of any Confidential Information belonging to any third party.

5.     LICENCES

5.1    The Licences Out and the material Licences In are binding and in force.
       So far as the Sellers are aware, all other Licences In are binding and in force. The material Licences In are listed in schedule 5, and none of the material Licences In are due to expire on or before 6 months from the date of this Agreement. A Licence In shall be considered material if either (a) it is pursuant to a contract which accounts for more than 1%
       of the Company's operating expenses in any calendar year or (b) it is required to operate a material aspect of the business of the Company. All material royalties have been paid when due under the Licences In and the
       Licences Out and so far as the Sellers are aware none of the parties to such licences are in breach and so far as the Sellers are aware there are no grounds on which they might be terminated. No disputes have arisen in connection with such licences which

       have been notified to the Company in the past 3 years, and nor are the
       Sellers aware that any such dispute is likely to arise.

6.     CONFIDENTIAL INFORMATION

6.1    The Company has not disclosed to any person any of its Confidential
       Information except where such disclosure was properly made in the normal course of the Company's business and was made subject to an agreement under which the recipient is obliged to maintain its confidentiality or from using it other than for the purposes for which it was disclosed by the Company. A copy of the Company's standard confidentiality agreement is attached to the Disclosure Letter.

7.     INFORMATION TECHNOLOGY

7.1    The Company Systems are either owned by, or validly licensed or leased to the Company. None of the licensors or lessors of such Company Systems shall have the right to terminate the relevant licences or leases by virtue of the acquisition of the Shares. The Company Systems which are material to the Company's business are covered under current maintenance and support agreements, complete and accurate copies of which are attached to the Disclosure Letter.

7.2    The Company has taken all reasonable steps to ensure that the Software used by the Company in the carrying on of its business is free of any virus and there are no grounds for believing that any virus has or will come into contact with the Software.

7.3    There have been no material failures or breakdowns of any of the Company
       Systems, or corruption of any data, in the 12 months preceding the date of this agreement.

7.4    The Company has in place a fully documented disaster recovery plan in respect of damage to or destruction of some or all of the Company Systems which is designed to permit all of the Company's critical functions to be restored within 24 hours and the balance of functions to be restored within a reasonable timeframe (to be judged by reference to standard industry practice), a copy of which is attached to the Disclosure Letter.
       As far as the Sellers are aware, the implementation of the disaster recovery plan should result in the restoration of the respective functions within the timescales mentioned above.

7.5    The Company has procedures in place to ensure the security of the Company
       Systems commensurate with standard industry practice. The Company has procedures for taking and storing back-up copies of the Software used by the Company in the carrying on of its business and all data stored on the
       Company Systems commensurate with standard industry practice. As far as the Sellers are aware, no unauthorised access, amendment or damage to such data has taken place during the six year period preceding
       Completion.

7.6    As far as the Sellers are aware the Company Systems are Date Compliant.
       For the purposes of this warranty 7.6 "Date Compliant" means the ability of a computer system and/or related hardware and/or software to be unaffected either in its performance or in its functionality, by any dates (past, present and future) and in particular (but without prejudice to the generality of the foregoing):

7.6.1       no value for current date causes or will cause any material interruption in operation;

7.6.2       date-based functionality behaves and will behave consistently for all dates;

7.6.3       in all interfaces and data storage, the century in any date is and will be specified either explicitly or by unambiguous algorithms or inferencing rules; and

7.6.4       all leap years are and will be recognised as a leap year.

8.     RECORDS

8.1    Save as Disclosed complete and accurate records, files and documents have been maintained for all material Intellectual Property owned or used by the Company (including without limitation all documents and materials necessary for the prosecution or maintenance of all registrations and applications to register the Registered Intellectual Property as well as all source codes, tapes, indices, descriptive memoranda, original listings, development and working papers, calculations and other documents or media necessary to prove authorship and ownership of the
       Software owned by any member of the Group) and the records, files and documents are in the Company's possession or under its control.

9.     DATA PROTECTION

9.1    The Company has notified or applied to notify itself under the Data
       Protection Act 1998 and any other relevant data protection legislation having similar effect anywhere in the world, details of which are attached to the Disclosure Letter. As far as the Sellers are aware the
       Company complies with all applicable data protection laws.

9.2    No notice or allegation has been received by the Company from a competent authority alleging that the Company has not complied with any applicable data protection laws.

9.3    No individual has claimed, and the Seller is not aware of any potential claims for, compensation from the Company for breaches of applicable data protection laws.

10.    EURO COMPLIANCE

10.1   As far as the Sellers are aware the Software used by the Company in the carrying on of its business is capable of performing its functions for more than one currency and for any common currency adopted by one or more members of the European Union (the "Euro").

                           PART 5: PENSIONS WARRANTIES

1.     DEFINITIONS

       In this part 5 of schedule 5, the following words and expressions shall have the following meanings:

       "EMPLOYEE" means any past or present officer or employee of the Company, including any person who is on secondment overseas; and

       "PENSION ARRANGEMENTS" means each of the pension, retirement gratuity and termination indemnity schemes, plans or arrangements set out in the
       Disclosure Letter.

2.     DISCLOSURE OF PENSION ARRANGEMENTS

       Other than any mandatory government or social security pension arrangements and the Pension Arrangements, there is no scheme, arrangement or agreement to which the Company is a party or by which it is bound or under which it has an obligation or liability (whether actual, contingent or prospective) to contribute or to provide funding for the provision of life assurance, retirement, death, disability or other like benefits (in the form of a pension, lump sum, gratuity or otherwise) in respect of any Employee.

3.     INFORMATION RELATING TO PENSION ARRANGEMENTS

3.1    Details of all benefits payable or contingently payable in respect of all
       Employees under each of the Pension Arrangements, including any augmentations of benefits and details of any additional undertakings with regard to the provision of such benefits, have been Disclosed.

3.2    Details of the following in respect of each Pension Arrangement have been
       Disclosed:

3.3    a true, complete and accurate statement of the rate and amount of the contributions made by the Company to or in respect of the members of the
       Pension Arrangements;

3.4    a copy of the current explanatory literature issued to any Employee who is a member of or entitled to benefits under the Pension Arrangement; and

3.5    a list of the Employees who are members of the Pension Arrangement.

4.     COMPLIANCE WITH DOCUMENTATION

       As far as the Sellers are aware, the Company and any persons having legal ownership of the Pension Arrangements have complied with their respective obligations under the governing documentation of the relevant Pension
       Arrangement.

5.     COMPLIANCE WITH LEGISLATION

       As far as the Sellers are aware, each of the Pension Arrangements complies with and has at all times complied with the provisions of the relevant legislation and tax requirements

       governing or applicable to that Pension Arrangement including (but not limited to) Article 141 of the Treaty of Amsterdam (where applicable), the local Tax Authority requirements, any collective agreements to which it or the Employees are a party or subject, social security requirements and any statutory and/or local governmental requirements.

6.     FUNDING

       All amounts due to or payable in respect of each of the Pension
       Arrangements or to any insurance company or other relevant third party in connection with each of the Pension Arrangements have been paid.

7.     DISPUTES

       The Company is not nor are any of the Pension Arrangements a party to any ombudsman, litigation or arbitration proceedings in respect of the
       Pension Arrangements or benefits provided under the Pension Arrangements and no such ombudsman, litigation or arbitration proceedings are pending or threatened by or against the Company or the Pension Arrangements and there are no facts likely to give rise to any ombudsman, litigation or arbitration proceedings in respect of any of the Employees.

8.     DISCONTINUANCE

       No plan, proposal or intention to amend or discontinue (in whole or in part) any of the Pension Arrangements has been communicated to any
       Employee nor has any act or event occurred which could give rise to a full or partial discontinuance of any of the Pension Arrangements under applicable law.

9.     STAKEHOLDER COMPLIANCE

       The Company complies with the requirements of the Welfare Reform and
       Pensions Act 1999 relating to the provision of stakeholder pensions.

                           PART 6: PROPERTY WARRANTIES

1.     TITLE

1.1    The Properties comprise all the land and premises owned or occupied or otherwise used by the Company and all the estate, interest, right and title whatsoever of the Company in, under, over or in respect of any land or premises and the descriptions set out in schedule 8 are correct and not misleading. The Company does not have any other interest in any other land or buildings other than the Properties and the Company has not entered into any legally binding agreement for the purchase of any such interest.

1.2    The Company is the sole legal and beneficial owner of the Properties with an unencumbered estate in possession.

1.3    Each of the leases of the Properties is valid binding and in full force and effect.

1.4    The leasehold title to each of the Properties can be deduced from original documents of title which are in the possession and under the control of the Company and full and complete copies of all such leasehold documents of title have been Disclosed to the Purchaser.

2.     ENCUMBRANCES

2.1    The Properties are free and clear of all Encumbrances, leases, tenancies, licences or other rights of occupation, and other occupational agreements affecting the same and the Company has exclusive and unfettered possession of the whole of the Properties.

2.2    The Properties are not subject to any outgoings other than business and water rates, rent, insurance and service charges.

2.3    So far as the Sellers are aware and other than as disclosed in the official certificates of search in the register of local land charges or by replies or enquiries to the local authority in form Con 29, there are no covenants, restrictions, burdens, stipulations, wayleaves, easements, grants, conditions, terms, rights or licences affecting the Properties which are of an unusual or onerous nature or which adversely affect the use or intended use of the Properties.

2.4    All covenants, restrictions, stipulations, conditions and other terms affecting the Properties and the uses of the Properties (save in relation to the state of repair, decoration or condition of the Properties other than in relation to the lease of the Stokenchurch Property) and contained within the leases to which the Company is a party have been duly observed and performed by the Company in all material respects and so far as the
       Sellers are aware there are no circumstances which would entitle or require any landlord or other person to exercise any powers of entry and taking possession, to withdraw from any rent deposit or draw upon any other available security or which would otherwise give rise to a restriction on or the termination of the continued possession or occupation of any of the Properties (save in relation to the state of repair, decoration and condition as stated above).

2.5    The Company has not received any notices of any outstanding disputes or complaints and the Company has not received any notices which affect or might in the future affect the use

       of any of the Properties for the purposes for which they are now used and which would prevent or impede the Company from operating and carrying on the business currently carried out at each of the Properties.

2.6    So far as the Sellers are aware, the Properties are not subject to any overriding interests within the meaning of schedules 1, 3 and 12 of the
       Land Registration Act 2002.

3.     PLANNING AND OTHER STATUTORY OBLIGATIONS

3.1    Without limiting any other warranty the present use of the Properties by the Company is in accordance with the permitted use thereof under the terms of the leases under which the Properties are held.

3.2    So far as the Sellers are aware, no development has been carried out by the Company in relation to the Properties which would require any consent under or by virtue of the Planning Acts or any bye-laws or building regulations or other relevant legislation without such consent having been properly obtained and any conditions or restrictions imposed thereon have been fully observed and performed. No application by the Company for planning consent has been submitted or a decision in relation thereto appealed against where the decision in relation thereto or the outcome of the appeal (as appropriate) is still pending.

3.3    The Company has not received notice of any planning proposals that adversely affects the Properties or is likely to adversely affect the
       Properties.

3.4    The Company has not received or been served any order, resolution or notice of or proceedings involving any governmental, statutory or local authority, other body or company or any agreement with any of the same, including in relation to the present use and/or the permitted use of the
       Properties, and so far as the Sellers are aware the Company has not served any such notices on any such authority, body or company and the
       Sellers know of no circumstances which may result in any such order, resolution or notice being made or served or which may affect any of the
       Properties.

3.5    The Company has not received notice of any breach of any statutes, regulations, bye-laws and other relevant legislation including those that relate to fire safety.

3.6    There are not in force in relation to any of the Properties any licences under the Licensing Act 1964.

4.     LEASEHOLD PROPERTIES

4.1    Each of the Properties is held under the lease details of which are set out in schedule 6 and no licence or supplementary agreements or concessions have been entered into or granted in respect of those leases.
       Each lease is a head lease and contains no unusual or onerous covenants or provisions or any rights of determination on the part of the landlord.

4.2    The Company is not engaged in any negotiation for review of the rent payable under any lease under which it holds any of the Properties.

5.     CONTINGENT LIABILITIES

5.1    The Company has not at any time assigned or otherwise disposed of any property, leasehold or otherwise, in respect of which it has a continuing liability (contingent or otherwise) for payment of rent and/or for any other liability.

5.2    The Company is not the guarantor of or surety for any other party's liability (contingent or otherwise) for any obligations under any lease, tenancy, agreement or any other deed or under any agreement relating to the assignment of any lease or tenancy.

6.     REPLIES

6.1    The replies given by the Sellers' Solicitors in writing to any enquiries raised by the Purchaser's Solicitors were when given and remain, as at the date of this agreement, true, complete and accurate in all material respects.

                             PART 7: TAX WARRANTIES

1.     DEFINITIONS

       In this part 7 of schedule 3, the following words and expressions shall have the following meanings:

       "CAA 1990" means the Capital Allowances Act 1990;

       "CAA 2001" means the Capital Allowances Act 2001;

       "EVENT" has the meaning given to that term in the Tax Deed;

       "IHTA" means the Inheritance Tax Act 1984;

       "ITEPA" means the Income Tax (Earnings and Pensions) Act 2003;

       "RELIEF" has the meaning given to that term in the Tax Deed; and

       "TCGA" means the Taxation of Chargeable Gains Act 1992.

2.     GENERAL

2.1    Last Accounts

       Provision or reserve (as appropriate) has been made in the Last Accounts:

2.1.1       for all Tax for which the Company is liable or accountable (whether primarily or otherwise) in respect of all income, profits or gains earned, accrued or received on or before the Last Accounting Date or in respect of any Event occurring on or before the Last Accounting
            Date; and

2.1.2       for all deferred Tax assets and liabilities of the Company in accordance with generally accepted accounting practice and all
            Relevant Accounting Standards.

2.2    Completion

       No liability to Tax will arise on the Company as a result of the entering into of this agreement or Completion.

2.3    Clearances and consents

2.3.1       Any transaction for which any clearance or consent was required to be obtained has been carried out only in accordance with the terms of a valid clearance or consent given following full, accurate and timely disclosure of all material facts and circumstances.

2.3.2       Nothing has arisen since any clearance or consent was obtained which would bring into question its validity.

2.4    Accounting Period

       No accounting period of the Company has ended since the Last Accounting
       Date.

2.5    Instalment payments regulations

2.5.1       The Company has made all instalment payments required by the
            Corporation Tax (Instalment Payments) Regulations 1998 (the
            "INSTALMENT REGULATIONS") and all such instalment payments were made on the basis of a reasonable estimate of the Company's total liability for the relevant accounting period.

2.5.2       The Disclosure Letter contains details of the payments made by or on behalf of the Company to HM Inland Revenue since the Last Accounting
            Date pursuant to the Instalment Regulations.

2.5.3       The Company has never been requested to furnish information pursuant to a notice served under Regulation 11 of the Instalment
            Regulations.

2.5.4       The Company has taken no action which will or may result in a liability arising pursuant to Regulation 14 of the Instalment
            Regulations.

2.6    Deductibility of expenditure

       Since the last Accounting Date the Company has not incurred any expenditure which is not deductible for Tax purposes.

2.7    Secondary or joint liability to pay tax

       So far as the Sellers are aware, the Company is not, and there are no circumstances whereby the Company will or may become, liable to pay any
       Tax or any amount in respect of any Tax which is primarily or jointly chargeable to any other person.

3.     COMPLIANCE

3.1    Returns

3.1.1       The Company has duly filed all Tax returns and provided all information required or requested to be delivered to any Tax
            Authority. All such returns and information remain correct and complete and none is the subject of any investigation or dispute by or with any Tax Authority. Any amendment made by the Company to any
            Tax return was properly and punctually made and is not and is not likely to be queried or disputed by any Tax Authority.

3.2    Records

       The Company has prepared, kept and preserved complete, accurate and up-to-date records both as required by law and to enable it to deliver correct and complete Tax returns and to calculate any present or, so far as possible, future Tax liability of the Company or the entitlement of the Company to claim any Relief.

3.3    Claims and Disclaimers

       The Company has properly and punctually submitted to the relevant Tax
       Authorities all claims and disclaimers which have been assumed to have been made for the purposes of computing any provision or reserve for Tax
       (including deferred Tax) included in the Last Accounts where the time limit for submitting such claims and disclaimers has required such submissions to be made.

3.4    Deduction of Tax

       All payments by the Company which were required to have been made under deduction of Tax have been so made and, where required, the Company has provided a certificate of deduction in the required form and properly and punctually accounted to the relevant Tax Authority for the Tax so deducted.

3.5    Special arrangements and concessions

       No Tax Authority has agreed to operate any special arrangement in relation to the Company other than an arrangement which is wholly in accordance with a strict interpretation of the relevant law, published statements of practice or published extra-statutory concessions of a relevant Tax Authority.

3.6    Notices

       The Company has complied with all notices served on it by any Tax
       Authority.

3.7    Payment of Tax

       The Company has properly and punctually paid all Tax which it has become liable to pay and it has not in the preceding six year period paid or become liable to pay any penalty, fine, surcharge or interest in respect of Tax.

4.     DISTRIBUTIONS

4.1    Exempt distributions

       The Company has not been concerned in any exempt distribution within s213
       Taxes Act or in making or receiving any chargeable payments as are mentioned in s214 Taxes Act within the preceding five year period

4.2    Interest treated as a distribution

       No interest or other amount payable in respect of any securities (within the meaning of s254(1) Taxes Act) issued by the Company falls to be treated as a distribution under s209(2)(e)(iii) Taxes Act.

4.3    Surplus ACT

       The Company does not have, and has not at any time since 5 April 1999 had, any unrelieved surplus advance corporation tax (within the meaning of the Corporation Tax (Treatment of Unrelieved Surplus Corporation Tax)
       Regulations 1999).

5.     CAPITAL GAINS

5.1    Book value

       The book value in or adopted for the purposes of the Last Accounts as the value of each of the assets of the Company on the disposal of which a chargeable gain or allowable loss could arise does not exceed the amount deductible under s38 TCGA in respect of each such asset. No chargeable gain would (or would but for any relief, allowance, deduction or credit other than amounts falling to be deducted under s38 TCGA) arise on the disposal of any asset acquired by the Company since the Last Accounting
       Date for a consideration equal to that paid on its acquisition.

5.2    Roll-over relief

       There are set out in the Disclosure Letter with express reference to this paragraph full details of all claims made by the Company under:

5.2.1       ss152 to 156 TCGA;

5.2.2       s158 TCGA;

5.2.3       ss242 to 245 TCGA; and

5.2.4       ss247 and 248 TCGA

       and no such claim or other claim has been made by any other person (in particular, pursuant to s165 TCGA or s175 TCGA) which affects or could affect the amount or value of the consideration for the acquisition of any asset by the Company taken or to be taken into account in calculating liability to corporation tax on chargeable gains on a subsequent disposal.

5.3    Wasting assets

       The Company does not have an interest in any wasting assets within the meaning of s44 TCGA which do not qualify for capital allowances.

5.4    Connected party transactions

       The Company has not disposed of or acquired any asset to or from any person in circumstances such that ss17 or 18 TCGA apply to such disposal or acquisition.

5.5    Gifts

       The Company has not received any asset by way of gift to which s282 TCGA could apply.

5.6    Capital distributions

       The Company has not received any capital distributions to which the provisions of section 189 TCGA could apply.

6.     CAPITAL ALLOWANCES

6.1    Book value

       The aggregate book value of each of the assets of the Company, on which an entitlement to allowances in respect of capital expenditure has arisen under CAA 1990 or CAA 2001, in or adopted for the purposes of the Last
       Accounts does not exceed the aggregate residue of qualifying expenditure or written-down value attributable to such assets for the purposes of CAA
       1990 or CAA 2001. The aggregate book value in or adopted for the purposes of the Last Accounts of assets allocated to a pool of assets on which an entitlement to capital allowances has arisen under CAA 1990 or CAA 2001 does not exceed the available qualifying expenditure in respect of each such pool under CAA 1990 or CAA 2001.

6.2    Disallowed capital allowances

       No capital allowances that have been claimed by the Company under CAA
       1990 or CAA 2001 have been disallowed.

6.3    Disclaimed capital allowances

       Since the Last Accounting Date, no claims for capital allowances which have been made under CAA 1990 or CAA 2001 have been withdrawn and no available allowances have been disclaimed.

6.4    Events since the Last Accounting Date

       Since the Last Accounting Date, no Event has occurred as a result of which:

6.4.1       a balancing charge may be made against the Company under CAA 2001;

6.4.2       any disposal value may be brought into account under CAA 2001; or

6.4.3       any disposal value may be brought into account under s197 CAA 2001.

7.     INTERNATIONAL

7.1    Residence

       The Company is and always has been resident for all Tax purposes only in the jurisdiction in which it was incorporated.

7.2    Foreign tax liabilities

       The Company is not liable to and has at no time incurred any liability to
       Tax in any jurisdiction other than the jurisdiction in which it was incorporated.

7.3    Treasury consents

       The Company has not, without the prior consent of HM Treasury, caused or permitted any such body corporate as is referred to in s765 Taxes Act to enter into any transaction specified therein, nor has it entered into a transaction of the type referred to in s765A Taxes Act without fully complying with the information reporting requirements prescribed therein.

7.4    Treasury notifications

       Where the specific consent of HM Treasury was required, the Disclosure
       Letter includes copies of all material correspondence with HM Treasury and HM Inland Revenue relating thereto. Where the specific consent of HM
       Treasury would have been required but for the provisions of s765A(1)
       Taxes Act, the Company has fully complied with its obligations pursuant to s765A(2) Taxes Act.

7.5    UK representatives of non-residents

       The Company is not the branch, agency or UK representative (as that term is defined in s126 Finance Act 1995) of a person who is not resident in the United Kingdom.

7.6    Transfer Pricing - General

       The Company has not entered into any transaction or arrangement in respect of which the provisions of s770 Taxes Act or s770A Taxes Act have been applied.

7.7    Transfer Pricing - Record keeping

       The Company's records contain appropriate details of all transactions affecting the Company and falling within Schedule 28AA Taxes Act and all such other data as is necessary or desirable to demonstrate that the
       Company has complied with its obligations in connection therewith.

7.8    Transfer Pricing - Adjustments

       The Company has not adjusted or been required to adjust for Tax purposes the actual provision that has been made as respects any transaction or series of transactions as is referred to in Schedule 28AA Taxes Act.

7.9    Controlled foreign companies

       The Company does not have, nor has it in the past six years had, an interest in a controlled foreign company as defined in s747 Taxes Act, nor has it had an interest in any offshore fund as defined in Chapter V of Part XVII Taxes Act.

7.10   Section 13 TCGA 1992

       The Company does not have, and has not in the preceding six year period had, an interest in any such company as is referred to in s13 TCGA.

8.     GROUPS OF COMPANIES

8.1    The Company has not been party to any surrenders, claims or notices or agreements for surrenders or claims which could have an impact on the
       Company's liability to Tax in relation to any amounts by way of group relief dealt with under the provisions of ss402 to 413 Taxes Act.

9.     VALUE ADDED TAX

9.1    Compliance

       The Company has complied in all material respects with all statutory provisions and regulations relating to value added tax and has duly paid all amounts of value added tax for which the Company is liable.

9.2    Taxable supplies

       All supplies made by the Company are taxable supplies and the Company is not and will not be denied credit for any input tax by reason of the operation of s26 VATA and s26A VATA and regulations made thereunder.

9.3    Input tax

       All input tax for which the Company has claimed credit has been paid by the Company in respect of supplies made to it relating to goods or services used or to be used for the purposes of the Company's business.

9.4    Reverse charge

       No supplies have been made to the Company to which the provisions of s8
       VATA might apply.

9.5    Offences

       The Company has not committed any offence contrary to s60 VATA or s72
       VATA, nor has it received any penalty liability notice pursuant to s64(3)
       VATA, surcharge liability notice pursuant to s59 VATA or written warning issued pursuant to s76(2) VATA.

9.6    Security

       The Company has not been required to give security under paragraph 4
       Schedule 11 VATA.

9.7    Interest

       The Company has not paid and is not liable to pay any interest pursuant to s74 VATA.

9.8    Importation of goods

       All value added tax, import duty and other taxes or charges payable to any Tax Authority upon the importation of goods and all excise duties payable to any Tax Authority in respect

       of any assets (including trading stock) imported, owned or used by the
       Company have been paid in full.

9.9    Capital goods scheme

       There are no assets of the Company to which Part XV of the Value Added
       Tax Regulations 1995 applies.

10.    CLOSE COMPANIES

10.1   The Company is not, nor has it ever been, liable to make a payment to any
       Tax Authority under the provisions of ss418 to 422 Taxes Act.

10.2   The Company is not and has never been a close investment-holding company within the meaning of s13A Taxes Act.

10.3   The Company has never made any transfer of the kind described in s125
       TCGA.

11.    INHERITANCE TAX AND GIFTS

11.1   There are not in existence any circumstances whereby any such power as is mentioned in s212 IHTA could be exercised in relation to any shares in, securities of or assets of the Company.

11.2   Neither the assets owned by nor the shares of the Company are subject to an outstanding Inland Revenue charge as defined in s237 IHTA.

11.3   So far as the Sellers are aware, the Company has never made any transfer of value within s3 IHTA.

12.    STAMP DUTY

12.1   Stamp duty

       So far as the Sellers are aware, there is no instrument which is necessary to establish the Company's right or title to any asset which is or may become liable to stamp duty (or any like duty or tax in a jurisdiction outside the United Kingdom) which has not been duly stamped or which would attract stamp duty, interest or penalties if brought within the relevant jurisdiction.

12.2   Agreements relating to stamp duty

       So far as the Sellers are aware, the Company is not a party to any agreement under which it is or may become liable to pay to any person any amount in respect of stamp duty (or any like duty or tax in a jurisdiction outside the United Kingdom) or in respect of any interest penalty or fine attributable to such duty.

12.3   Stamp duty reserve tax

       The Company has complied in all respects with the provisions of Part IV
       Finance Act 1986 (stamp duty reserve tax) and with regulations made thereunder and the Company is not and will not become liable to pay stamp duty reserve tax by reference to any agreement which falls within the terms of s87(1) Finance Act 1986 and is not entered into after the Last
       Accounting Date.

12.4   Adjudication

       So far as the Sellers are aware, there is no instrument which is necessary to establish the Company's right or title to any asset which has been adjudicated as to the amount of duty (if any) which is chargeable where the relevant Tax Authority has not been supplied with details of all facts and circumstances which could reasonably have affected that Tax Authority's decision when making the adjudication.

12.5   Claw-back

       The Company does not hold any interest in land in the United Kingdom which was transferred, granted or surrendered to it, or which is derived from an interest in land which was transferred, granted or surrendered to it, within the preceding three year period by means of an instrument which was stamped on the basis that it was entitled to relief under any of s42 Finance Act 1930, s11 Finance Act (Northern Ireland) 1954, s151
       Finance Act 1995, or s76 Finance Act 1986 or in respect of which the
       Company claimed relief from stamp duty land tax under Schedule 7 Finance
       Act 2003.

12.6   Returns

       The Disclosure Letter contains full details of any chargeable interest
       (as defined under Section 48 Finance Act 2003) acquired or held by the
       Company before Completion in respect of which an additional land transaction return may need to be filed with a Tax Authority and/or a payment of stamp duty land tax made on or after Completion.

13.    ANTI-AVOIDANCE

13.1   Anti-avoidance

       So far as the Sellers are aware, the Company has not at any time entered into or been engaged in or been a party to a transaction or series of transactions either:

13.1.1      containing steps inserted without any commercial or business purpose; or

13.1.2      being transactions to which any of the following provisions could apply:

13.1.3      s703 Taxes Act;

13.1.4      s776 Taxes Act;

13.1.5      s779 Taxes Act; or

13.1.6      s780 Taxes Act

       without, in the appropriate cases, having received clearance in respect thereof from HM Inland Revenue.

13.2   Notices

       The Company has never been requested to furnish information pursuant to notices served under s745 Taxes Act (power to obtain information) or s778
       Taxes Act.

14.    LOAN RELATIONSHIPS

14.1   Authorised accruals method

       The Company applies an authorised accruals method of accounting (as that term is defined in s85 Finance Act 1996) in respect of all loan relationships (as that term is defined in s81 Finance Act 1996) to which it is a party.

14.2   Transactions not at arm's length

       The Company has not entered into any transaction to which paragraph 11(1)
       Schedule 9 Finance Act 1996 applies.

14.3   Release of liability

       The Company has not been released from any liability which arises under a debtor relationship (as that term is defined in s103 Finance Act 1996) of the Company.

14.4   Anti-avoidance

       There are no circumstances in which the provisions of paragraph 13
       Schedule 9 Finance Act 1986 or paragraph 23 Schedule 26 Finance Act 2002 could apply to the Company.

15.    INTANGIBLES

15.1   Debits

       There are no assets held by the Company in respect of which it has brought into account, or will before Completion be entitled to bring into account, any debits under Schedule 29 Finance Act 2002.

15.2   Claims and elections

       The Company has not made any claims under part 7 Schedule 29 Finance Act
       2002 or any elections under paragraph 10 Schedule 29 Finance Act 2002 and has not brought into account any credits under paragraph 15 Schedule 29
       Finance Act 2002.

15.3   Tax-avoidance

       There are no circumstances in which the provisions of paragraph 111
       Schedule 29 Finance Act 2002 could apply to the Company.

16.    EMPLOYEES

16.1   PAYE and National Insurance

       The Company has properly operated and materially complied with all provisions dealing with PAYE, income tax and National Insurance
       Contributions (or any equivalent provisions that are applicable outside the UK) and has accounted for Tax within the relevant time limits as required by law from or in respect of all payments of employment income within section 7(2) ITEPA (or any equivalent provisions that are applicable outside the UK).

16.2   Records

       The Company has maintained and retained such books and records relating to PAYE and National Insurance contributions as it is required to maintain and retain.

16.3   Deductible expenditure

       The expenses incurred under the existing arrangements for remunerating employees, officers, ex-employees and ex-officers and rewarding persons rendering services to the Company, including any compensation for loss of office and any gratuitous payments, are deductible for the purposes of ss74 and 75 Taxes Act.

16.4   Payroll deduction/profit related pay

       The Company does not operate and has not operated any scheme approved under sections 713 to 715 ITEPA, and has not operated any scheme approved under Chapter III of Part V Taxes Act 1988.

16.5   Personal service companies

       Any payment made to or for the direct or indirect benefit of any person who is or might be regarded by any Tax Authority as an employee of the
       Company is made to such person direct and is not made to any company or other entity associated with that person.

16.6   Information request

       The Company has never, under section 140G Taxes Act, section 85 Finance
       Act 1988 or section 421J ITEPA, been required to give or deliver particulars (as specified in those sections) to any Tax Authority.

16.7   Dispensations

       The Company has not been granted any dispensations relating to the taxation of its employees or the reporting of benefits provided to such employees.

16.8   Restrictive covenants

       The Company has not made any payment to which sections 225 or 226 ITEPA applies.

                                   SCHEDULE 4
        LIMITATIONS ON THE LIABILITY OF THE SELLERS UNDER THE WARRANTIES

1.     SCOPE

1.1    Save as otherwise expressly provided in this schedule, the provisions of this schedule shall operate to limit the liability of the Sellers in respect of any claim under the Warranties and references to "claim" and
       "claims" shall be construed accordingly.

1.2    Paragraphs 4 and 5.1 shall not apply to any claim under the Warranties set out in part 7 of schedule 3 (relating to Tax). Clauses 3
       (Limitations) (save for clause 3.3), 7 (Corresponding Benefits) and 9
       (Counter Indemnity) of the Tax Deed shall apply to claims under the
       Warranties set out in part 7 of schedule 3 as they apply to claims under the Tax Deed.

1.3    All of the limitations on the liability of the Sellers contained in this schedule are subject to paragraph 11.

2.     LIMITATIONS OF QUANTUM

2.1    Subject to paragraph 2.2 below, the Sellers shall not be liable in respect of any claim unless the aggregate amount of all claims exceeds
       (pound)160,000, in which case the Purchaser may subject to the other provisions of this schedule claim the full amount of all claims against the Sellers.

2.2    Notwithstanding the provisions of paragraph 2.1 above, the Sellers shall not be liable in respect of any claim under Warranty 4.1 of part 4 of schedule 3 unless the aggregate amount of all claims thereunder exceeds
       (pound)750,000, in which case the Purchaser may subject to the other provisions of this schedule claim the full amount of all claims thereunder against the Sellers.

2.3    The total aggregate liability of the Sellers in respect of all claims and under the Tax Deed shall not exceed the total price paid by the Purchaser for the Sellers' Shares, including the value of any Deferred
       Consideration paid by the Purchaser (and for these purposes the value of a Consideration Share, if issued and/or allotted and listed on NASDAQ and freely tradeable, shall be deemed to be the average of the high and low prices of Lipman Shares as reported on NASDAQ on the day that the relevant claim is notified to the Sellers pursuant to paragraph 3.1 below).

2.4    The maximum aggregate liability of each of the Sellers in respect of all claims and under the Tax Deed shall not exceed in aggregate the total consideration received by such Seller under this agreement, including the value of any Deferred Consideration and valuing a Consideration Share on the same basis as set out in paragraph 2.3 above.

3.     TIME LIMITS

3.1    The Sellers shall be under no liability in respect of any claim unless notice of such claim shall have been served upon the Sellers by the
       Purchaser:

3.1.1       in the case of a claim under the Warranties (other than the
            Warranties set out in part 7 of schedule 3 (relating to Tax)) by no later than the second anniversary of the Completion Date;

3.1.2       in the case of a claim under the Warranties set out in part 7 of schedule 3 (relating to Tax) by no later than the seventh
            anniversary of the Completion Date.

3.2    Any claim which has been made (and which has not previously been satisfied, settled or withdrawn) shall be deemed to have been withdrawn and shall become fully barred and unenforceable on the expiry of the period of twelve months commencing on:

3.2.1       subject to paragraphs 3.2.2 and 3.2.3 below, the date on which the notice of the claim was given to the Sellers in accordance with paragraph 3.1;

3.2.2       in the case of a claim based on a contingent liability, the date on which that contingent liability becomes an actual liability;

3.2.3       in the case of a claim for which, at the time at which the same is notified to the Sellers pursuant to paragraph 3.1, the Sellers do not have liability as a result of the application of paragraph 2.1 or 2.2 (as the case may be), the date on which the Sellers do have liability for that claim for the purposes of paragraph 2.1 or 2.2
            (as the case may be),

       unless legal proceedings in respect of the claim shall have been commenced by the Purchaser.

3.3    A notice under paragraph 3.1 shall specify in reasonable detail the matter giving rise to the claims, the nature of the claim and the amount claimed but failure of any notice so to specify shall not affect the liability of the Sellers in respect of the relevant claim.

4.     LOSS OTHERWISE COMPENSATED FOR

4.1    The Sellers shall not be liable in respect of any claim:

4.1.1       to the extent that a specific provision or reserve was made in the
            Last Accounts in respect of the matter to which the claim relates
            (and for these purposes whether or not a specific provision or reserve was so made shall be determined by reference solely to the working papers of the Company prepared during the production of the
            Last Accounts, copies of which are set out in Appendix 1 to this agreement);

4.1.2       to the extent that the matter giving rise to the claim has been or is made good financially without cost or expense to the Purchaser, the Company or any Subsidiary.

4.2    The Purchaser and those deriving title from the Purchaser shall not be entitled to recover damages more than once between them in respect of the same Loss.

4.3    The Sellers shall not be liable in respect of any claim if and to the extent that the loss so occasioned has been recovered under the Tax Deed and vice versa.

5.     OTHER LIMITATIONS

5.1    No liability of the Sellers in respect of any claim shall arise:

5.1.1       if such claim occurs by reason of any matter which would not have arisen but for the coming into force of any legislation not in force at the date of this agreement or the withdrawal of any relief, allowance or concession available at the date of this agreement
            (whether or not such legislation or withdrawal purports to be effective retrospectively in whole or in part) or by reason of any change occurring after the date of this agreement in any principle of common law;

5.1.2       to the extent that the claim arises as a result of any change after
            Completion in the accounting bases or policies in accordance with which the Company or the Subsidiaries value their assets or calculate their liabilities or any other change in accounting practice.

5.2    If any claim arises as a result of a contingent liability, the Sellers shall not be obliged to pay any sum in respect of the claim until the liability ceases to be contingent and becomes an actual liability, provided that this paragraph shall not operate to avoid a claim in respect of a contingent liability within the applicable time limits specified in paragraph 3.1 even if such liability does not become an actual liability until after the expiry of that time limit, and provided further that the Sellers shall not be liable in respect of any contingent liability if the same does not become an actual liability before the fourth anniversary of the Completion Date.

6.     SPECIFIC WARRANTIES

6.1    The Sellers shall only be liable under the Warranties contained in Part 6 of schedule 3 in respect of Claims relating to the Properties.

6.2    The Sellers shall only be liable under the Warranties contained in Part 7 of schedule 3 and the Tax Deed in respect of Claims relating to Taxation.

6.3    The Sellers shall only be liable under the Warranties contained in Part 4 of schedule 3 in respect of Claims relating to Intellectual Property.

7.     RECOVERY FROM THIRD PARTIES

7.1    Where the Purchaser or any member of the Purchaser's Group is entitled to recover (whether under the provisions of applicable law or by reason of insurance, payment, discount, credit, relief, indemnity or otherwise)
       from a third party any sum which is referable to a fact, matter, event or circumstance giving rise to a claim against the Sellers, the Purchaser shall, or as appropriate shall procure that the Company or other member of the Purchaser's Group shall, use its reasonable endeavours to make and enforce such recovery from and against such third party, provided that nothing herein shall oblige the Purchaser or any member of the Purchaser'
       Group to take such reasonable endeavours prior to bringing a claim against the Sellers.

7.2    If the Sellers pay to the Purchaser an amount in respect of any claim and the Purchaser or any member of the Purchaser's Group subsequently recovers (whether by payment, credit, discount, relief or otherwise) from a third party an amount which is referable to the matter giving rise to the claim, then:

7.2.1       if the amount paid by the Sellers in respect of such claim is more than the Sum Recovered (as defined in paragraph 7.4), the Purchaser shall (or where appropriate, shall procure that the relevant member of the Purchaser's Group shall) pay to the Sellers the Sum
            Recovered; and

7.2.2       if the amount paid by the Sellers in respect of such claim is less than or equal to the Sum Recovered, the Purchaser shall pay to the
            Sellers an amount equal to the amount paid by the Sellers.

7.3    If the Purchaser recovers from a third party an amount which is referable to a fact, matter or circumstance giving rise to a claim against the
       Sellers, then the Sellers shall not be liable in respect of such claim to the extent of the Sum Recovered.

7.4    For the purposes of paragraphs 7.2 and 7.3, the expression "SUM
       RECOVERED" means an amount equal to the amount recovered from the third party, less all reasonable costs and expenses incurred by the Purchaser or (as the case may be) the relevant member of the Purchaser's Group in recovering the amount from the third party.

8.     CONDUCT OF CLAIMS

8.1    If any member of the Purchaser's Group is notified in writing of a claim by a third party against any member of the Group which might give rise to a claim against the Sellers, then:

8.1.1       the Purchaser shall as soon as reasonably practicable give written notice to the Sellers of the matter and shall consult with the
            Sellers with respect to such claim;

8.1.2       the Purchaser shall provide (at the cost of the Sellers) to the
            Sellers and the Sellers' professional advisers reasonable access to relevant chattels, documents, records and information within the possession or control of the Company for the purpose of
            investigating the claim (subject always to keeping the same confidential); and

8.1.3       the Purchaser shall keep the Sellers' Directors fully informed of the progress of the claim brought by the third party.

8.2    The Purchaser's obligations under paragraph 8.1 above are subject to any obligations that the Purchaser or the relevant member of the Purchaser's
       Group may have under any applicable policy of insurance.

9.     SURVIVAL OF THESE PROVISIONS

       The provisions of this schedule 4 apply notwithstanding any other provision of this agreement and will not be discharged or cease to have effect in consequence of any termination or rescission of any other provisions of this agreement.

10.    MITIGATION NOT AFFECTED

       Nothing in this agreement shall affect the application of the common law rules on mitigation in respect of any claim or any matter giving rise to a claim.

11.    FRAUD

       Nothing in this schedule shall qualify or limit the liability of the
       Sellers to the extent that the liability of any of the Sellers is attributable to fraud, deceit, dishonesty or fraudulent non-disclosure on the part of any of the Sellers.

                                   SCHEDULE 5
                              INTELLECTUAL PROPERTY

Pending Patent Applications

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APPLICATION DATE     DESCRIPTION                         APPLICATION NO.

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28.2.03              Latch Mechanism for IC-Xpress       0304706.5

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4.3.04               Secure Card Reader                  0404922.7

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Domain Names
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Dione.co.uk
Dionecorp.com
DioneDirect.com
Dioneglobal.com

Licences out
------------

1. Agreement with Eposs Limited dated June 2002

2. Computer products procurement agreement with Wincor Nixdorf Limited dated 3
December 2003

3. Hardware maintenance agreement with Travis Perkins plc dated 1 April 2004

4. Software licence agreement with Travis Perkins plc dated 1 April 2004

5. Supplier agreement with Travis Perkins plc dated 2 May 2004

6. Supplier agreement with DSG Retail Limited dated 12 June 2003

7. Software licence agreement with DSG Retail Limited dated 12 June 2003

8. Hardware maintenance agreement with DSG Retail Limited dated 12 June 2003

9. Chip and Pin Reader Supply Enhancement Agreement with Cubic Transportation
Systems Limited dated 28 May 2004

10. Distributor agreement with Computer Software Consultants (PTY) Limited dated
11 June 1993

11. Distributor agreement with Sentek Americas Corp dated December 2000

12. Distributorship agreement with Smart Concepts B.V dated 1 October 2003

13. Manufacture and supply agreement between Wincor Nixdorf PTE Limited and the
Company dated 30 March 2003

14. Point of Sale Terminal Outsource Agreement with American Express Europe
Limited dated 1 July 2004

15. Software Maintenance Agreement with BP Oil UK Limited dated 24 December 2004

16. Framework Hardware Purchase Agreement with Accenture (UK) Ltd dated 25 May
2004

17. Agreement with the Royal Bank of Scotland Public Limited Company for the
purchasing of point of sole terminals and other devices and related services
(draft)

18. Software Licence Agreement with Ladbrokes eGaming Ltd dated 13 March 2003

19. Distributorship Agreement with DigiPOS dated 23 June 2004

20. Software Licence Agreement with DigiPOS dated 23 June 2004

21. Hardware Maintenance Agreement with DigiPOS dated 23 June 2004

22. Software Licence Agreement with Wincor Nixdorf dated 13 March 2003

Licences In
-----------

1. Letter from Loyalty Logic dated 21 June 2004

2. Microsoft licences in respect of MS Windows for each PC owned by the Company
Agreement with Huckerby Royall regarding a manufacturing system dated 11
February 2004

3. Sage

4. Alliance MRP

5. AccPacc

                                   SCHEDULE 6
                                 THE PROPERTIES

                                    LEASEHOLD

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      (1)             (2)                (3)                       (4)                       (5)                (6)
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DOCUMENT          DATE         PARTIES                     DEMISED PREMISES          TERM                     ANNUAL RENT
----------------------------------------------------------------------------------------------------------------------------

Lease             17 July      Axa Equity & Law Life       Unit 3, Cliveden Office   Commencing on 19 July,   (pound)86,000
                  1995         Assurance Society plc (1)   Village, High  Wycombe    1995 and expiring on
                               Dione plc (then known       HP12 3YZ                  18 July, 2005
                               as Dione Developments
                               Limited)(2)
----------------------------------------------------------------------------------------------------------------------------
Lease             10 October   Condor Corporate Services   Part ground & part        15 years expiring on     (pound)329,346
                  2003         Limited (1) first floors,   Blunt House, Oxford       17 August 2018
                               Dione plc (2)               Road, Stokenchurch
----------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 7
              PART 1- DETERMINATION OF 2005 EBITDA AND 2006 EBITDA

1.     The Purchaser will prepare Earn-Out Accounts as soon as practicable following the end of the Financial Year to which the relevant Earn-Out
       Accounts relate. The Earn-Out Accounts will be prepared in accordance with US GAAP, and subject as aforesaid applying the same accounting principles, practices, procedures, methods and bases as those adopted in the preparation of the annual financial statements of the Guarantor for the 12 month period to 31 December, 2003. The Purchaser will determine the 2005 EBITDA or 2006 EBITDA (as the case may be) for the relevant
       Financial Year from the Earn-Out Accounts in the manner set out above.

2.     Immediately following preparation of the relevant Earn-Out Accounts, the
       Purchaser will provide those Earn-Out Accounts to a firm of accountants of its choice (the "Reviewing Accountants"), and shall instruct the
       Reviewing Accountants to check that the relevant EBITDA figure has been correctly derived from those Earn-Out Accounts.

3.     The Purchaser shall, as soon as possible and in any event not later than
       31 March after the end of the Financial Year to which the relevant
       Earn-Out Accounts relate, submit its statement of the relevant EBITDA, together with the Earn-Out Accounts and confirmation from the Reviewing
       Accountants that the Purchaser's calculation of the relevant EBITDA has been correctly derived from those Earn-Out Accounts, to the Sellers.

4.     The Purchaser's determination of the relevant EBITDA shall be deemed to constitute the final and binding EBITDA for that period unless within 15
       Business Days of receiving them the Sellers deliver to the Purchaser notice to the contrary specifying the Sellers' reasons for disputing the same.

5.     The Purchaser and the Sellers shall use all reasonable endeavours forthwith to resolve the matter or matters in dispute and, if they are so able to resolve, shall issue a joint confirmation, signed by both the
       Purchaser and the Sellers, stating the relevant agreed EBITDA figure.

6.     For the avoidance of doubt, the Sellers are entitled to bring legal proceedings against the Purchaser if the matter or matters in dispute are not resolved in accordance with paragraph 5. If the Sellers have not commenced legal proceedings in respect of the matter of matters in dispute within 12 months of receipt of the relevant Earn-Out Accounts from the Purchaser, then the Sellers shall be irrevocably barred from bringing legal proceedings in respect of the matter or matters in dispute.

                                PART 2 - SET-OFF

1.     If the Purchaser or the Guarantor gives notice to the Sellers of a Claim prior to any Deferred Consideration Payment Date or prior to the due date for redemption of any Loan Notes in issue from time to time, then the following provisions will at the sole option of the Purchaser apply:

1.1    to the extent that such Claim has been settled or otherwise determined in accordance with paragraph 4 below but has not been paid by or on behalf of the Sellers prior to any Deferred Consideration Payment Date or prior to the due date for redemption of any Loan Notes in issue, the Purchaser or the Guarantor (as the case may be) will be entitled to set off the amount of the Claim against the Deferred Consideration;

1.2    to the extent that such Claim has been settled or otherwise determined in accordance with paragraph 4 below but has not been paid by or on behalf of the Sellers prior to the due date for redemption of any Loan Notes in issue, the Purchaser will be entitled to set off an amount equal to the amount of such Claim in calculating the cash amount payable upon redemption of the Loan Notes;

1.3    to the extent that such Claim has not been settled or otherwise determined in accordance with paragraph 4 below prior to any Deferred
       Consideration Payment Date, the Purchaser or the Guarantor (as the case may be) shall notify the Sellers in writing of its estimate of the amount of such Claim and will, subject to paragraph 2 below, be entitled to set off the amount so estimated against the Deferred Consideration (other than Loan Notes). Following settlement or other determination of the
       Claim, if the amount of the set off exceeds the amount for which the
       Claim is settled or otherwise determined the Purchaser or the Guarantor
       (as the case may be) shall issue to the Sellers the relevant Deferred
       Consideration up to the amount of the excess within five Business Days of such settlement or other determination. Where the Deferred Consideration in question consists of Consideration Shares, the value of the
       Consideration Shares shall be as determined in paragraph 3.1 below.

1.4.   to the extent that such Claim has not been settled or otherwise determined in accordance with paragraph 4 below prior to the due date for issue or redemption of any Loan Notes in issue and has not been set off pursuant to paragraph 1.3, the Purchaser shall notify the Sellers in writing of its estimate of the amount of such claim and subject to paragraph 2 below upon redemption of the Loan Notes the Purchaser will be entitled to set off an amount equal to the amount of the estimate in calculating the cash payable upon redemption of the Loan Notes. Any amount so set off shall be paid by the Purchaser to the Purchaser's
       Solicitors to be held to the order of the Purchaser pending the Claim being settled or otherwise determined. The Purchaser shall instruct the
       Purchaser's Solicitors to pay such amount to the Purchaser or Sellers in accordance with the terms of any settlement and where there is a determination, payment shall follow the event. For the avoidance of doubt, the Purchaser shall issue the Loan Notes notwithstanding that there is a Claim which has not been settled or otherwise determined at the due date for issue of the Loan Notes.

2.     The Purchaser or the Guarantor shall only be entitled to set-off the amount estimated in paragraphs 1.3 and 1.4 above if its notice to the
       Sellers is accompanied by the written opinion of Counsel of not less than
       10 years' call to the effect that the Purchaser or the

       Guarantor has a reasonable prospect of succeeding on the Claim to the extent of the amount so estimated.

3.     For the avoidance of doubt, the Purchaser's and Guarantor's right to set off amounts of Claims pursuant to paragraph 1 above includes the right to:

3.1    withhold from issuance such number of Consideration Shares otherwise to be issued to the extent that the value thereof is equal to the amount of the relevant Claim and for the purposes of determining the value of the
       Consideration Shares for any such set off, the Consideration Shares will be valued at the average of the high and low prices of Lipman Shares as reported on NASDAQ on the date that the relevant Claim is settled or otherwise determined or where the Claim has not been settled or otherwise determined, on the date on which the Purchaser or the Guarantor gives notice to the Sellers of the exercise of the set-off right pursuant to paragraph 1.3;

3.2    set-off against the principal amount of any Loan Notes otherwise to be issued on a Deferred Consideration Payment Date in respect of a Claim which has been settled or determined but not in respect of a Claim which has not been settled or determined prior to the due date for issue of the
       Loan Notes; and

3.3    to the extent that a Claim has been settled or determined, to satisfy the amount of the unsatisfied liability by setting off an amount equal to the unsatisfied liability in calculating the cash amount payable upon redemption of the Loan Notes;

4.     For the purposes of this part 2 of schedule 7:

4.1    a Claim shall be regarded as "SETTLED" where it is the subject of an agreement in writing between the Sellers and the Purchaser (or their respective solicitors);

4.2    a Claim will be regarded as "DETERMINED" if the Supreme Court in England and Wales or other court of competent jurisdiction has awarded judgment in respect of the Claim and no right of appeal lies in respect of such judgment.

5.     For the avoidance of doubt nothing contained in paragraph 1 shall prejudice the right of the Purchaser or the Guarantor to recover against the Sellers in respect of any Claim (whether such Claim is made before or after any Deferred Consideration Payment Date) otherwise than in accordance with the provisions of paragraph 1.

6.     For the avoidance of doubt, the Guarantor's guarantee obligations under clause 6 of the Loan Note Instrument shall not apply to the extent that the Purchaser does not pay any amount when due as a result of the exercise of its rights of set-off set out in this part 2 of schedule 7.

                          PART 3 - CONSIDERATION SHARES

1.     Status of Consideration Shares

       The Consideration Shares will from the date of their allotment and issue rank pari passu in all respects with the ordinary shares of NIS1 each in the capital of the Guarantor then in issue (except that the Consideration
       Shares will not rank for or be entitled to the benefit of any dividend or other distribution or right declared, paid, made or granted in respect of the financial year ending on 31 December, 2006 and so far as regards any dividend or distribution declared, paid or made by reference to a record date falling on or after the date of registration of the holders thereof in the register of members of the Guarantor shall rank as if they had been issued (fully paid) on and from the commencement of the period in respect of which such dividend or distribution is declared, paid or made.

2.     Adjustment of Consideration Shares

       If the Guarantor consolidates, sub-divides or otherwise re-organises its ordinary share capital or makes any issue by way of capitalisation or rights to holders of Lipman Shares during or by reference to any period between the date of this agreement and the date of allotment and issue of the Consideration Shares, the number of the Consideration Shares and/or the Issue Price will be adjusted by such an amount (if any) as Tamares
       Capital Foundation and the Guarantor shall agree in writing and failing agreement by such amount as the Guarantor's auditors for the time being
       (acting as experts not as arbitrators) certify to be in their opinion fair and reasonable to take account of the same (such certificate to be final and binding on the parties save in the case of manifest error).

3.     Listing of Consideration Shares on NASDAQ

       The Guarantor shall use its best endeavours to cause the Consideration
       Shares to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the due date for issuance of the Consideration
       Shares. The Guarantor shall not be held to have breached its obligations under this paragraph 3 or under paragraph 4 below if the Guarantor is the subject of an acquisition, takeover or merger transaction prior to the due date for issuance of any Consideration Shares which results in the
       Guarantor no longer being a public company listed on NASDAQ.

4.     Registration Statement

       As soon as practicable after the issuance of the Consideration Shares, the Guarantor shall file a registration statement with respect to the
       Consideration Shares which shall ensure that the Consideration Shares are freely tradeable without legal restriction. Tamares Capital Foundation shall be entitled to require the Guarantor to submit a Registration
       Statement on one occasion only.

5.     Cash or Loan Notes in lieu

       If Consideration Shares that are due to be issued are not freely tradeable and listed on NASDAQ within nine months of their due date for issuance, then without prejudice to any other right or remedy Tamares
       Capital Foundation may have in respect of any breach by the Guarantor of its obligations under paragraphs 3 and 4 above, the Guarantor, in lieu of its

       obligations to issue such Consideration Shares, instead shall, in full and final satisfaction of its obligations to issue such Consideration
       Shares, procure that the Purchaser pays to Tamares Capital Foundation the sum of US$10,500,000 or, if Tamares Capital Foundation directs by written notice to the Guarantor, procure that the Purchaser issues loan notes to
       Tamares Capital Foundation in the principal amount of US$10,500,000 pursuant to a new loan note instrument in the same form as the Loan Note
       Instrument, except that the maximum principal amount of the loan notes to be issued thereunder (inclusive of interest (if any)) shall be
       US$10,500,000.

6.     Set-Off

       The allotment and/or issue of the Consideration Shares, or the payment of cash or issuance of Loan Notes pursuant to paragraph 5 above, shall be subject always to the provisions of part 2 (Set-Off) of this schedule 7.

                                   SCHEDULE 8

                                     PART 1
        DETERMINATION AND CONFIRMATION OF COMPLETION NET WORKING CAPITAL
                               AND COMPLETION CASH

1.     The Completion Net Working Capital Statement

       The Purchaser shall, as soon as practicable and in any event within 30
       Business Days following Completion, draw up a Completion Net Working
       Capital Statement.

2.     Basis of Preparation

2.1    The Completion Net Working Capital Statement shall be prepared in accordance with the policies that are referred to, and in the order of priority shown, in this paragraph 2.1:

2.1.1       the accounting principles, practices, procedures, methods and bases adopted by the Company in the preparation of the Last Accounts to the extent consistent with Relevant UK Accounting Standards;

2.1.2       in accordance with Relevant UK Accounting Standards as at the
            Completion Date.

3.     Calculation of the Completion Net Working Capital and Completion Cash

3.1    Completion Cash shall be the amount, determined by reference to the
       Completion Net Working Capital Statement, as representing Cash of the
       Group as the time of actual completion on the Completion Date; and

3.2    Completion Net Working Capital shall be the amount, determined by reference to the Completion Net Working Capital Statement as set out in
       part 2 of this schedule 8, as representing the Net Working Capital of the
       Group as at the time of actual completion on the Completion Date.

4.     Procedure for determining Completion Net Working Capital and Completion
       Cash

4.1    Forthwith following preparation of the Completion Net Working Capital
       Statement, the Purchaser shall submit the same to the Sellers.

4.2    The draft Completion Net Working Capital Statement shall be deemed to have been accepted by the Sellers unless within 20 Business Days of receiving them, the Sellers deliver to the Purchaser notice to the contrary specifying (i) the item or items disputed, (ii) the Sellers'
       reasons for disputing the same, and (iii) how the draft Completion Net
       Working Capital Statement should in the Sellers' opinion be adjusted.

4.3    The Purchaser and the Sellers shall use all reasonable endeavours forthwith to resolve the matter or matters in dispute and, if they are so able to resolve, shall issue a joint confirmation (the "JOINT
       RESOLUTION"), signed by both the Purchaser and the Sellers, stating the
       Completion Net Working Capital and/or Completion Cash.

4.4    If no Joint Resolution shall be issued within 30 Business Days of receipt by the Purchaser of the notice from the Sellers referred to in paragraph
       4.2, the matter shall be referred to a firm

       of independent chartered accountants jointly agreed upon between the
       Purchaser and the Sellers or (failing such agreement) appointed, at the request of either the Purchaser or the Sellers at any time, by the
       President from time to time of the Institute of Chartered Accountants in
       England and Wales, which firm (the "INDEPENDENT ACCOUNTANTS") shall then determine the matter in dispute and shall confirm the Completion Net
       Working Capital and/or Completion Cash (as the case may be). The
       Independent Accountants shall act as experts and not as arbitrators.
       Their decision shall be communicated in writing to the Purchaser and the
       Sellers and shall be final and binding upon the Purchaser and the
       Sellers.

4.5    Costs

       Each of the Purchaser and the Sellers shall be responsible for their own costs in connection with all matters specified in this schedule. The costs of the Independent Accountants shall be borne as to one half by the
       Purchaser and one half by the Sellers.

4.6    Records etc. to be Made Available

       The Purchaser shall procure that all records, working papers and other information within its or the Company's possession or control as may be reasonably required by the Sellers for the purposes of this schedule shall be made available upon a request for them and shall generally render all reasonable assistance reasonably necessary for the Sellers to verify the Completion Net Working Capital Statement. The Sellers shall direct any questions they may have on such records, working papers and other information to the Purchaser and the Purchaser shall procure that a response is provided to the Sellers as soon as possible.

4.7    Determination

       For the purposes of clauses 6.2 and 6.3 of this agreement, determination of Completion Net Working Capital and Completion Cash respectively shall mean:

4.7.1       the date of acceptance or deemed acceptance by the Sellers pursuant to paragraph 4.2; or

4.7.2       the date of a Joint Resolution (if a disagreement shall have been resolved as mentioned in paragraph 4.3) in which case the final confirmation of Completion Net Working Capital or Completion Cash
            (as the case may be) shall, for the purposes of this agreement, be treated as issued five Business Days after the date upon which the
            Joint Resolution has been given; or

4.7.3       the decision of the Independent Accountants (if any matter shall be referred to the Independent Accountants as mentioned in paragraph
            4.4) in which case the final confirmation of Completion Net Working
            Capital or Completion Cash shall, for the purposes of this agreement, be treated as issued five Business Days after the date upon which the decision shall have been given.

4.8    Agreement is without prejudice to Purchaser's rights.

       Any agreement reached on a Completion Statement shall be without prejudice to the Purchaser's right to claim under this agreement or the
       Tax Deed or otherwise in respect of any other matter.

                                     PART 2
                FORM OF COMPLETION NET WORKING CAPITAL STATEMENT

Trade Receivables (less any provision for bad and doubtful debts)
Cash
Stock
Prepayments
Sundry Debtors

Minus

Trade Payables
Indebtedness
Other current liabilities (including tax liabilities)
All short and long term provisions, including warranty provisions

                                   SCHEDULE 9
                               MATERIAL CONTRACTS

1. Computer products procurement agreement with Wincor Nixdorf Limited dated 3
December 2003

2. Hardware maintenance agreement with Travis Perkins plc dated 1 April 2004

3. Software licence agreement with Travis Perkins plc dated 1 April 2004

4. Supplier agreement with Travis Perkins plc dated 2 May 2004

5. Supplier agreement with DSG Retail Limited dated 12 June 2003

6. Software licence agreement with DSG Retail Limited dated 12 June 2003

7. Hardware maintenance agreement with DSG Retail Limited dated 12 June 2003

8. Chip and Pin Reader Supply Enhancement Agreement with Cubic Transportation
Systems Limited dated 28 May 2004

9. Distributor agreement with Computer Software Consultants (PTY) Limited dated
11 June 1993

10. Distributor agreement with Sentek Americas Corp dated December 2000

11. Distributorship agreement with Smart Concepts B.V dated 1 October 2003

12. Executive service agreement between Shaun Gray and the Company dated 17 June
2002

13. Executive service agreement between Richard Goodlad and the Company dated 24
March 2003

14. Executive service agreement between Andrew Dark and the Company dated 5
November 2002

15. Executive services agreement between John Preston and Dione Development
Limited dated 5 February 1997

16. Service agreement between Dione Developments Limited and Enrique
Garrido-Gadea dated 5 February 1997

17. Deed of variation between the Company and Enrique Garrido-Gadea dated 14
June 1999

18. Executive Service Agreement between Brian Todd and Dione Development Limited dated 5 February 1997

19. Manufacture and supply agreement between Wincor Nixdorf PTE Limited and the
Company dated 30 March 2003

20. Point of Sale Terminal Outsource Agreement with American Express Europe
Limited dated 1 July 2004

21. Software Maintenance Agreement with BP Oil UK Limited dated 24 December 2004
Framework Hardware Purchase Agreement with Accenture (UK) Ltd dated 25 May 2004
Agreement with the Royal Bank of Scotland Public Limited Company for the
purchasing of point of sole terminals and other devices and related services
(draft)

22. Software Licence Agreement with Ladbrokes eGaming Ltd dated 13 March 2003

23. Distributorship Agreement with DigiPOS dated 23 June 2004

24. Software Licence Agreement with DigiPOS dated 23 June 2004

25. Hardware Maintenance Agreement with DigiPOS dated 23 June 2004

26. Software Licence Agreement with Wincor Nixdorf dated 13 March 2003

27. Sublease Agreement with Sentek Americas Corp dated 19 December 2000

                                   SCHEDULE 10
                                FORM OF TAX DEED

IN WITNESS WHEREOF the Parties hereto have executed this document on the date appearing at the head hereof

SIGNED by SCOT YOUNG                                  )
                                                      )
                                                      )

SIGNED by                                             )
duly authorised for and on behalf                     )
of TAMARES CAPITAL FOUNDATION                         )

SIGNED by                                             )
duly authorised for and on behalf                     )
of LIPMAN ELECTRONIC ENGINEERING (UK) LIMITED         )

SIGNED by                                             )
duly authorised for and on behalf                     )
of LIPMAN ELECTRONIC ENGINEERING LIMITED              )